As filed pursuant to Rule 424(b)(5)
Under the Securities Act of 1933
Registration No. 333-140982
SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED NOVEMBER 28, 2007
(TO PROSPECTUS DATED JULY 27, 2007)

CWMBS, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

CHL Mortgage Pass-Through Trust 2007-20
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-20

This Supplement modifies certain information contained in the Prospectus Supplement, dated November 28, 2007 (the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-20.

This Supplement modifies the information contained in the following sections of the Prospectus Supplement:

•	the “Risk Factors” section beginning on page S-17 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-33 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Mortgage Loan Production” section beginning on page S-34 of the Prospectus Supplement;

•	the “Static Pool Data” section on page S-39 of the Prospectus Supplement; and

•	Annex A of the Prospectus Supplement, which contained information regarding the mortgage loans as of the cut-off date.

In addition, the Certificateholder Monthly Distribution Summaries for the distribution dates occurring from December 2007 through May 2008 are attached hereto as Annex B and provide information regarding the distributions made to the certificates on the distribution dates occurring from December 2007 through May 2008, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

The date of this Supplement is June 2, 2008.

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-17 of the Prospectus Supplement is modified by replacing the last four risk factors at the end of that section with the following:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The table in Annex A entitled “Current Mortgage Loan Principal Balances” specifies the percentage of the mortgage loans in each loan group, by aggregate stated principal balance as of May 1, 2008, that have principal balances in each of the ranges specified in those tables. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates related to the applicable loan group than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate, and they have done so recently with respect to large numbers of prior securitizations, including those of the sponsor. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market And The Economy May Adversely Affect The Performance And Market Value Of Your Certificates
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and worsening economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally. The loan-to-value ratio information provided in this prospectus supplement with respect to each mortgage loan is based on the value assigned to the related mortgaged property during the origination of that mortgage loan, and any decline in the value of that mortgaged property after the origination of the mortgage loan will result in a higher loan-to-value ratio with respect to that mortgage loan.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. and may continue to increase as a result of the weakening housing market and the seasoning of the securitized pools. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your certificates.

Mortgage lenders, including Countrywide Home Loans, Inc., recently have adjusted their loan programs and underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers. These developments have contributed, and may continue to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential homebuyers. The continued use or further adjustment of these loan programs and underwriting standards may contribute to additional increases in delinquencies and losses on residential mortgage loans generally. The tighter underwriting guidelines for residential mortgage loans, together with lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue. See “Risk Factors - Your Yield Will Be Affected By Prepayments” in this prospectus supplement for a discussion as to how slower prepayment rates could affect the yield on your certificates.

The federal government, state governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure. In addition, numerous laws, regulations and rules related to mortgage loans generally, and foreclosure actions particularly, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers, modification of the original terms of the mortgage loans, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether. Certificateholders will bear the risk that future regulatory and legal developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value. In addition, the effect on the certificates will likely be more severe if these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties related to the mortgage loans.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Certificates
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from, among other things, reduced investor demand for mortgage loans and mortgage-backed securities, increased investor yield requirements for those loans and securities, downgrades of the ratings of mortgage-backed securities and monoline insurers by the rating agencies and liquidations of investment portfolios, collateralized debt obligations (CDOs) and structured investment vehicles (SIVs) that contain mortgage-backed securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

The federal government has taken a variety of actions to improve the liquidity of the secondary market for mortgage-backed securities. If those actions are discontinued, the secondary market for mortgage-backed securities could become more illiquid which would have an adverse impact on the market value of mortgage-backed securities generally.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Mortgage Loan Modifications May Affect Distributions On The Certificates
Modifications of mortgage loans by the master servicer in an attempt to maximize the ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or prepayment charges, extending the final maturity date, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loans, or any combination of these or other modifications. Any such modified mortgage loan will remain in the issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on your certificates, extend the final maturity of your certificates or result in an allocation of a realized loss to your certificates.

The ability to modify mortgage loans by the master servicer may be limited by several factors. The master servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. In addition, if the master servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer to adequately address all of the needs of the borrowers.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of certificates. The master servicer is not required to consider the interests of individual classes of certificates. Investors should note that in connection with considering a modification or other type of loss mitigation, the master servicer will incur related out-of-pocket expenses, such as credit counseling service fees, which may be passed through to the issuing entity as servicing advances.

There Are Risks Relating to Mortgaged Properties Subject to Junior Mortgage Loans
On or after the origination date of a mortgage loan, another mortgage loan secured by a subordinate lien on the same mortgaged property (a junior mortgage loan) could be obtained by the borrower. Mortgage loans that have junior mortgage loans encumbering the same mortgaged property generally are experiencing higher rates of delinquency and foreclosure relative to mortgage loans that do not have junior mortgage loans.

Although all of the mortgage loans are secured by first liens, the table in Annex A entitled “Original Combined Loan-to-Value Ratios” sets forth combined loan-to-value ratio information which is based on the characteristics of all junior mortgage loans either originated by the sponsor at the time of origination of the senior mortgage loan or originated by the sponsor prior to the time of origination of the senior mortgage loan and still serviced by the master servicer at such time of origination. The combined loan-to-value ratio information does not reflect any junior mortgage loans that were originated after the origination date of the related mortgage loan whether or not those junior mortgage loans were originated by the sponsor or a third party.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-33 of the Prospectus Supplement is modified by replacing the last two paragraphs of that section with the following paragraphs:

On January 11, 2008, Bank of America Corporation and Countrywide Financial Corporation entered into a definitive agreement providing for the merger of Countrywide Financial Corporation with and into a wholly-owned subsidiary of Bank of America Corporation (the “Merger-Sub”), with the Merger-Sub surviving the merger. As a result of the merger, among other things, all of the direct and indirect subsidiaries of Countrywide Financial Corporation (which include the depositor, Countrywide Home Loans and Countrywide Servicing) will become indirect subsidiaries of Bank of America Corporation. The merger is currently expected to be completed in the third quarter of 2008, subject to customary conditions, including receipt of approval by Countrywide Financial Corporation’s shareholders and receipt of customary regulatory approvals. No assurance can be given that the necessary approvals will be obtained, that other conditions to closing will be satisfied, that the transaction will be completed when expected, or that the transaction will be completed at all.

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications. On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and on November 19, 2007, Moody’s Investors Service confirmed its ratings and placed its ratings on negative outlook. On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings. On January 11, 2008, in connection with the entry by Countrywide Financial Corporation and Bank of America Corporation into the definitive agreement described above, Standard & Poor’s Ratings Services placed its ratings of Countrywide Home Loans on CreditWatch with positive implications, Moody’s Investors Service placed its ratings of Countrywide Home Loans on review for possible upgrade, and Fitch Ratings assigned a “Rating Watch Positive” to its ratings of Countrywide Home Loans. On March 12, 2008, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “BBB+” to “BBB-” and its short-term issuer default rating assigned to Countrywide Home Loans from “F2” to “F3”, and Fitch Ratings also assigned a “Rating Watch Positive” to those ratings. On May 2, 2008, Standard & Poor’s Ratings Services changed its counterparty credit rating assigned to Countrywide Home Loans from “BBB+/A-2” to “BB+/B”, removed its ratings from “CreditWatch Positive” status and assigned a “CreditWatch Developing” status to its ratings. On May 5, 2008, Fitch Ratings removed its ratings assigned to Countrywide Home Loans from “Rating Watch Positive” status and assigned a “Rating Watch Evolving” status to those ratings. The issuer default ratings and credit ratings assigned to Countrywide Home Loans by Standard & Poor’s Ratings Services, Moody’s Investors Service and Fitch Ratings are likely to be downgraded in the event that the transactions contemplated by the definitive agreement between Countrywide Financial Corporation and Bank of America Corporation described above are not consummated.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006, December 31, 2007 and March 31, 2008, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion, $1,476.039 billion and $1,484.157 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Servicing of Mortgage Loans - Mortgage Loan Production

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Mortgage Loan Production” beginning on page S-34 of the Prospectus Supplement is modified by replacing the paragraph and table in that section with the following:

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial and its subsidiaries for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,					Three Months Ended March 31,
	2003	2004	2005	2006	2007	2008
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	1,509,925	826,914	776,479	723,933	1,092,759	254,468
Volume of Loans	$234,526	$134,762	$159,561	$149,095	$216,829	$54,095
Percent of Total Dollar Volume	53.9%	37.1%	32.2%	32.2%	53.1%	74.1%
Conventional Non-conforming Loans Number of Loans	562,389	529,192	866,476	730,511	331,800	16,423
Volume of Loans	$138,006	$144,663	$235,614	$211,841	$117,634	$6,506
Percent of Total Dollar Volume	31.7%	39.9%	47.6%	45.8%	28.8%	8.9%
FHA/VA Loans Number of Loans	196,063	105,562	80,555	89,753	137,922	58,474
Volume of Loans	$24,402	$13,247	$10,714	$13,093	$22,379	$10,191
Percent of Total Dollar Volume	5.6%	3.6%	2.2%	2.8%	5.5%	14.0%
Prime Home Equity Loans Number of Loans	453,817	587,046	728,252	716,353	514,629	18,554
Volume of Loans	$18,103	$30,893	$44,850	$47,876	$34,399	$2,221
Percent of Total Dollar Volume	4.2%	8.5%	9.1%	10.4%	8.4%	3.0%
Nonprime Mortgage Loans Number of Loans	124,205	250,030	278,112	245,881	90,917	0
Volume of Loans	$19,827	$39,441	$44,637	$40,596	$16,993	$0
Percent of Total Dollar Volume	4.6%	10.9%	9.0%	8.8%	4.2%	0.0%
Total Loans Number of Loans	2,846,399	2,298,744	2,729,874	2,506,431	2,168,027	347,919
Volume of Loans	$434,864	$363,006	$495,376	$462,501	$408,234	$73,013
Average Loan Amount	$153,000	$158,000	$181,000	$185,000	$188,000	$210,000
Non-Purchase Transactions(1)	72%	51%	53%	55%	58%	72%
Adjustable-Rate Loans(1)	21%	52%	53%	46%	27%	17%
_________
(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-39 of the Prospectus Supplement is modified by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200806. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s mortgage loans will perform in the same way that any of those pools has performed.

Annex A

Annex A of the Prospectus Supplement is replaced with the Annex A attached to this Supplement.

ANNEX A

[Collateral Tables]

Annex A

The Mortgage Pool

The following information sets forth certain characteristics of the mortgage loans as of May 1, 2008. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans as of May 1, 2008. Due to rounding, the sum in any column of the following tables may not equal the indicated value. The FICO credit scores referenced in the tables below with respect to substantially all of the mortgage loans were obtained from one or more credit reporting agencies in connection with the origination of such mortgage loans.

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.875	1	$432,988	0.15%	432,988	354	732	83.85
6.000	1	426,326	0.15	426,326	349	803	79.03
6.250	15	9,573,147	3.42	638,210	354	751	75.20
6.375	39	26,889,831	9.60	689,483	354	752	74.16
6.500	74	47,997,636	17.13	648,617	351	755	70.89
6.625	40	27,155,512	9.69	678,888	353	759	75.23
6.750	64	42,951,947	15.33	671,124	353	744	72.11
6.875	98	55,435,825	19.79	565,672	352	741	75.13
6.915	1	357,000	0.13	357,000	350	712	100.00
6.960	1	270,238	0.10	270,238	350	780	100.00
6.999	1	373,994	0.13	373,994	351	754	80.00
7.000	26	15,165,778	5.41	583,299	353	746	71.60
7.110	1	325,554	0.12	325,554	350	768	100.00
7.125	18	12,154,975	4.34	675,276	345	762	72.46
7.250	22	12,818,829	4.58	582,674	353	738	78.84
7.375	8	3,624,165	1.29	453,021	354	732	79.87
7.500	16	8,632,930	3.08	539,558	352	717	75.07
7.625	12	4,733,428	1.69	394,452	353	748	78.71
7.750	5	2,038,709	0.73	407,742	353	739	67.37
7.875	6	3,435,149	1.23	572,525	353	716	74.80
8.125	2	1,200,115	0.43	600,057	354	741	75.41
8.250	1	582,723	0.21	582,723	354	782	75.00
8.500	2	1,434,293	0.51	717,147	354	715	80.00
8.750	1	557,805	0.20	557,805	354	709	80.00
9.000	1	590,359	0.21	590,359	355	720	80.00
9.500	2	972,900	0.35	486,450	355	693	92.20
Total	458	$280,132,156	100.00%
_________
(1)
The mortgage loans with lender acquired mortgage insurance are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of May 1, 2008, the weighted average mortgage rate of the mortgage loans (net of such premiums) was approximately 6.821% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans was approximately 6.830% per annum as of May 1, 2008.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	7	$568,874	0.20%	81,268	7.216	331	693	81.77
100,000.01 - 150,000.00	10	1,311,793	0.47	131,179	7.038	328	726	80.21
150,000.01 - 200,000.00	10	1,734,939	0.62	173,494	7.157	323	741	83.88
200,000.01 - 250,000.00	14	3,176,392	1.13	226,885	7.277	352	743	83.00
250,000.01 - 300,000.00	7	1,935,425	0.69	276,489	7.138	350	729	84.65
300,000.01 - 350,000.00	14	4,497,831	1.61	321,274	6.832	343	734	87.01
350,000.01 - 400,000.00	18	6,656,137	2.38	369,785	7.188	337	749	83.41
400,000.01 - 450,000.00	21	8,950,315	3.20	426,205	6.828	353	736	83.16
450,000.01 - 500,000.00	41	19,688,706	7.03	480,212	6.725	354	733	71.65
500,000.01 - 550,000.00	58	30,507,172	10.89	525,986	6.824	354	749	72.52
550,000.01 - 600,000.00	62	36,059,994	12.87	581,613	6.892	354	749	75.87
600,000.01 - 650,000.00	54	33,932,275	12.11	628,375	6.823	353	745	73.97
650,000.01 - 700,000.00	23	15,571,413	5.56	677,018	6.773	354	754	73.49
700,000.01 - 750,000.00	21	15,366,010	5.49	731,715	6.775	345	733	72.59
750,000.01 - 1,000,000.00	71	62,996,092	22.49	887,269	6.863	354	753	73.70
1,000,000.01 - 1,500,000.00	20	24,398,031	8.71	1,219,902	6.710	353	751	69.10
1,500,000.01 and Above	7	12,780,756	4.56	1,825,822	6.611	353	746	66.90
Total	458	$280,132,156	100.00%
_____________
(1)	As of May 1, 2008, the average current mortgage loan principal balance of the mortgage loans was approximately $611,642.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
641 - 660	3	$473,414	0.17%	$157,805	6.902	265	660	78.37
661 - 680	32	16,332,291	5.83	510,384	6.995	353	667	77.23
681 - 700	21	9,982,779	3.56	475,370	6.987	352	693	79.79
701 - 720	76	47,418,520	16.93	623,928	6.953	350	710	74.23
721 - 740	65	40,774,240	14.56	627,296	6.849	353	730	72.45
741 - 760	82	46,537,557	16.61	567,531	6.802	354	751	75.29
761 - 780	88	58,347,040	20.83	663,035	6.772	353	771	72.93
781 - 800	67	46,563,518	16.62	694,978	6.743	351	789	72.81
801 - 820	24	13,702,797	4.89	570,950	6.664	354	805	73.68
Total	458	$280,132,156	100.00%
_________
(1)
Based on the principal balances of the mortgage loans as of May 1, 2008, the borrowers’ weighted average FICO credit score obtained in connection with the origination of the mortgage loans was approximately 747.

Documentation Programs

Type of Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Preferred	250	$160,834,601	57.41%	643,338	6.817	352	757	71.92
Full/Alternative	198	115,503,057	41.23	583,349	6.849	352	734	76.61
Streamlined	10	3,794,498	1.35	379,450	6.746	354	735	82.50
Total	458	$280,132,156	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	18	$12,861,840	4.59%	714,547	6.643	341	752	39.57
50.01 - 55.00	15	9,984,271	3.56	665,618	6.921	354	757	52.81
55.01 - 60.00	13	10,853,037	3.87	834,849	6.732	354	763	58.43
60.01 - 65.00	30	18,696,812	6.67	623,227	6.692	353	747	63.35
65.01 - 70.00	31	23,045,819	8.23	743,414	6.809	354	743	68.64
70.01 - 75.00	60	42,672,660	15.23	711,211	6.809	352	742	73.47
75.01 - 80.00	238	142,204,035	50.76	597,496	6.848	353	750	79.52
80.01 - 85.00	6	2,415,129	0.86	402,521	6.640	344	723	84.18
85.01 - 90.00	12	4,667,134	1.67	388,928	7.341	354	704	89.30
90.01 - 95.00	17	7,426,301	2.65	436,841	7.080	354	725	94.47
95.01 - 100.00	18	5,305,117	1.89	294,729	6.824	352	741	99.33
Total	458	$280,132,156	100.00%
________
(1)	Based on the principal balances of the mortgage loans as of May 1, 2008, the weighted average original Loan-to-Value Ratio of the mortgage loans was approximately 74.00%.
(2)
Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination. See the definition of Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	17	$12,245,254	4.37%	720,309	6.650	341	754	39.16
50.01 - 55.00	12	8,037,171	2.87	669,764	6.912	353	753	52.83
55.01 - 60.00	13	10,907,923	3.89	839,071	6.745	354	760	58.02
60.01 - 65.00	27	16,966,210	6.06	628,378	6.681	354	746	63.17
65.01 - 70.00	34	25,032,374	8.94	736,246	6.823	354	744	67.34
70.01 - 75.00	44	31,237,277	11.15	709,938	6.710	351	748	73.51
75.01 - 80.00	162	102,148,034	36.46	630,543	6.848	352	753	78.87
80.01 - 85.00	12	7,527,458	2.69	627,288	6.993	354	732	78.80
85.01 - 90.00	56	33,674,471	12.02	601,330	6.902	354	734	80.03
90.01 - 95.00	39	20,756,186	7.41	532,210	6.965	354	738	84.75
95.01 - 100.00	42	11,599,799	4.14	276,186	6.874	350	736	89.14
Total	458	$280,132,156	100.00%
________
(1)	Based on the principal balances of the mortgage loans as of May 1, 2008, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans was approximately 76.74%.
(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of Combined Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	1	$490,480	0.18%	490,480	6.500	351	664	90.00
Arizona	16	8,967,245	3.20	560,453	6.878	351	747	71.51
California	152	99,447,274	35.50	654,258	6.688	351	751	73.41
Colorado	12	7,158,598	2.56	596,550	6.794	354	755	74.19
Connecticut	2	773,761	0.28	386,880	6.856	353	722	88.61
Delaware	2	1,388,278	0.50	694,139	6.504	355	755	62.32
District of Columbia	1	480,000	0.17	480,000	6.500	354	778	55.81
Florida	23	12,350,389	4.41	536,973	7.037	354	744	76.23
Georgia	7	3,249,818	1.16	464,260	6.816	351	737	80.04
Hawaii	6	6,170,070	2.20	1,028,345	6.762	354	728	74.14
Idaho	6	4,060,372	1.45	676,729	6.921	354	756	71.73
Illinois	10	5,605,472	2.00	560,547	7.018	352	754	72.70
Iowa	2	1,028,998	0.37	514,499	6.991	355	779	79.29
Kansas	2	1,338,177	0.48	669,088	7.470	353	749	79.99
Kentucky	1	70,770	0.03	70,770	7.375	354	676	86.71
Louisiana	1	170,187	0.06	170,187	7.250	354	766	100.00
Maryland	14	8,071,154	2.88	576,511	6.968	354	739	80.44
Massachusetts	10	7,857,368	2.80	785,737	6.843	354	749	70.03
Michigan	2	610,643	0.22	305,322	6.932	354	754	81.72
Minnesota	7	4,433,774	1.58	633,396	6.639	355	745	72.98
Mississippi	2	1,204,831	0.43	602,415	6.750	354	753	77.97
Missouri	3	3,020,830	1.08	1,006,943	6.863	353	719	68.26
Nevada	6	3,385,463	1.21	564,244	7.229	354	732	72.12
New Hampshire	1	91,415	0.03	91,415	7.875	351	760	80.00
New Jersey	31	15,923,830	5.68	513,672	7.149	351	749	74.19
New Mexico	1	426,326	0.15	426,326	6.000	349	803	79.03
New York	23	16,162,106	5.77	702,700	6.832	354	745	65.76
North Carolina	7	3,648,446	1.30	521,207	6.939	352	768	69.65
Ohio	5	2,800,576	1.00	560,115	6.567	348	720	80.80
Oregon	10	5,111,136	1.82	511,114	6.853	351	755	74.79
Pennsylvania	6	3,177,989	1.13	529,665	7.174	354	753	76.02
Rhode Island	1	924,479	0.33	924,479	7.000	355	778	75.00
South Carolina	4	2,860,791	1.02	715,198	6.759	345	740	76.52
Tennessee	7	5,589,405	2.00	798,486	6.809	353	746	72.26
Texas	23	12,972,190	4.63	564,008	7.178	353	739	76.05
Utah	14	6,840,321	2.44	488,594	6.883	353	741	77.75
Vermont	1	1,398,554	0.50	1,398,554	6.750	355	701	80.00
Virginia	15	8,176,999	2.92	545,133	6.778	353	742	80.79
Washington	21	12,693,640	4.53	604,459	6.692	353	742	76.47
Total	458	$280,132,156	100.00%
_________
(1)	As of May 1, 2008, no more than approximately 1.244% of the mortgage loans were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	254	$153,928,806	54.95%	606,019	6.829	352	751	76.75
Refinance (Rate/Term)	113	74,276,367	26.51	657,313	6.772	351	749	70.56
Refinance (Cash-Out)	91	51,926,983	18.54	570,626	6.914	354	731	70.74
Total	458	$280,132,156	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	245	$156,777,074	55.97%	639,906	6.845	352	742	72.89
Planned Unit Development	154	96,528,707	34.46	626,810	6.770	352	752	75.42
Low-rise Condominium	32	16,191,007	5.78	505,969	6.757	354	768	74.64
Condominium Hotel	18	4,897,440	1.75	272,080	7.469	340	745	78.20
2-4 Family Residence	8	4,840,290	1.73	605,036	7.040	355	739	74.03
Co-op	1	897,638	0.32	897,638	7.250	355	801	79.99
Total	458	$280,132,156	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	416	$261,426,428	93.32%	628,429	6.811	352	747	73.96
Secondary Residence	42	18,705,728	6.68	445,374	7.089	349	745	74.55
Total	458	$280,132,156	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Term-to-Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
355	116	$83,096,270	29.66%	716,347	6.779	360	755	73.58
354	228	143,242,202	51.13	628,255	6.827	360	744	74.20
353	19	10,946,112	3.91	576,111	7.058	360	748	72.42
352	33	15,897,411	5.67	481,740	6.906	360	728	77.27
351	23	9,680,935	3.46	420,910	6.946	360	735	74.10
350	10	3,941,529	1.41	394,153	6.913	360	762	83.93
349	5	2,188,678	0.78	437,736	6.973	360	738	74.73
348	1	491,821	0.18	491,821	6.500	360	794	17.24
347	3	1,941,593	0.69	647,198	6.598	360	793	68.46
345	2	930,019	0.33	465,009	6.705	360	734	62.36
344	2	922,059	0.33	461,030	7.049	360	753	74.56
343	1	983,849	0.35	983,849	6.750	360	752	68.81
341	1	297,635	0.11	297,635	7.125	350	707	75.95
340	1	608,894	0.22	608,894	6.625	360	778	80.00
339	1	465,943	0.17	465,943	6.250	360	711	80.00
338	2	1,115,564	0.40	557,782	6.991	360	759	65.20
333	1	1,205,805	0.43	1,205,805	6.625	360	781	73.88
332	1	85,868	0.03	85,868	7.250	360	660	80.00
295	1	192,493	0.07	192,493	6.875	360	768	75.00
234	1	331,820	0.12	331,820	6.875	240	702	80.00
233	1	148,009	0.05	148,009	7.250	240	731	76.92
232	2	204,533	0.07	102,267	6.875	240	681	83.89
144	1	707,287	0.25	707,287	6.500	360	703	43.96
96	1	153,946	0.05	153,946	6.750	360	660	75.00
66	1	351,883	0.13	351,883	7.125	360	783	80.00
Total	458	$280,132,156	100.00%
_________
(1)	As of May 1, 2008, the weighted average remaining term to maturity of the mortgage loans was approximately 352 months.

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	323	$200,346,385	71.52%	620,267	6.849	351	748	73.83
120	135	79,785,771	28.48	591,006	6.781	354	745	74.41
Total	458	$280,132,156	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	445	$272,643,429	97.33%	612,682	6.832	352	747	73.98
18	1	297,635	0.11	297,635	7.125	341	707	75.95
30	1	165,260	0.06	165,260	7.500	351	742	80.00
60	11	7,025,832	2.51	638,712	6.701	354	734	74.52
Total	458	$280,132,156	100.00%

ANNEX B

[Certificateholder Monthly Distribution Summaries]

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 12/26/07
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Steven Chrysanthis	212-815-8318

CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A-1	12544QAA8	Senior	Deposit-100.00%	Fix-30/360	276,050,000.00	6.500000	1,059,468.40	1,495,270.83	2,554,739.23	-	274,990,531.60	-
A-2	12544QAB6	Senior	Deposit-100.00%	Fix-30/360	9,686,000.00	6.500000	37,174.46	52,465.83	89,640.30	-	9,648,825.54	-
A-3	12544QAC4	Senior	Exchange- 0.00%	Fix-30/360	285,736,000.00	6.500000	1,096,642.86	1,547,736.67	2,644,379.53	-	284,639,357.14	-
X	12544QAD2	Strip IO	N/A	Var-30/360	182,309,101.00	0.391687	-	59,506.81	59,506.81	-	181,274,997.49	-
PO	12544QAE0	Strip PO	N/A	Fix-30/360	3,756,372.20	0.000000	2,165.38	-	2,165.38	-	3,754,206.82	-

M	12544QAG5	Subordinate	N/A	Fix-30/360	5,100,000.00	6.500000	2,158.02	27,625.00	29,783.02	-	5,097,841.98	-
B-1	12544QAH3	Subordinate	N/A	Fix-30/360	2,250,000.00	6.500000	952.07	12,187.50	13,139.57	-	2,249,047.93	-
B-2	12554QAJ9	Subordinate	N/A	Fix-30/360	750,000.00	6.500000	317.36	4,062.50	4,379.86	-	749,682.64	-
B-3	12544QAK6	Subordinate	N/A	Fix-30/360	1,200,000.00	6.500000	507.77	6,500.00	7,007.77	-	1,199,492.23	-
B-4	12544QAL4	Subordinate	N/A	Fix-30/360	300,000.00	6.500000	126.94	1,625.00	1,751.94	-	299,873.06	-
B-5	12544QAM2	Subordinate	N/A	Fix-30/360	900,156.00	6.500000	380.89	4,875.84	5,256.74	-	899,775.11	-
AR	12554QAF7	Residual	N/A	Fix-30/360	100.00	6.500000	100.00	0.56	100.56	-	-	-

Totals					299,992,628.20		1,103,351.29	1,664,119.88	2,767,471.18	-	298,889,276.91	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A-1	12544QAA8	276,050,000.00	276,050,000.00	1,059,468.40	-	274,990,531.60	0.996162042
A-2	12544QAB6	9,686,000.00	9,686,000.00	37,174.46	-	9,648,825.54	0.996162042
A-3	12544QAC4	285,736,000.00	285,736,000.00	1,096,642.86	-	284,639,357.14	0.996162042
X	12544QAD2	182,309,101.00	182,309,101.00	-	-	181,274,997.49	0.994327746
PO	12544QAE0	3,756,372.20	3,756,372.20	2,165.38	-	3,754,206.82	0.999423546

M	12544QAG5	5,100,000.00	5,100,000.00	2,158.02	-	5,097,841.98	0.999576859
B-1	12544QAH3	2,250,000.00	2,250,000.00	952.07	-	2,249,047.93	0.999576859
B-2	12554QAJ9	750,000.00	750,000.00	317.36	-	749,682.64	0.999576859
B-3	12544QAK6	1,200,000.00	1,200,000.00	507.77	-	1,199,492.23	0.999576859
B-4	12544QAL4	300,000.00	300,000.00	126.94	-	299,873.06	0.999576859
B-5	12544QAM2	900,156.00	900,156.00	380.89	-	899,775.11	0.999576859
AR	12554QAF7	100.00	100.00	100.00	-	-	0.000000000

Totals		299,992,628.20	299,992,628.20	1,103,351.29	-	298,889,276.91

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Interest Shortfall	Interest Paid
A-1	276,050,000.00	6.500000	6.500000	1,495,270.83	1,495,270.83	-	1,495,270.83
A-2	9,686,000.00	6.500000	6.500000	52,465.83	52,465.83	-	52,465.83
A-3	285,736,000.00	6.500000	6.500000	1,547,736.67	1,547,736.67	-	1,547,736.67
X	182,309,101.00	0.391687	0.391687	59,506.81	59,506.81	-	59,506.81
PO	3,756,372.20	0.000000	0.000000	-	-	-	-

M	5,100,000.00	6.500000	6.500000	27,625.00	27,625.00	-	27,625.00
B-1	2,250,000.00	6.500000	6.500000	12,187.50	12,187.50	-	12,187.50
B-2	750,000.00	6.500000	6.500000	4,062.50	4,062.50	-	4,062.50
B-3	1,200,000.00	6.500000	6.500000	6,500.00	6,500.00	-	6,500.00
B-4	300,000.00	6.500000	6.500000	1,625.00	1,625.00	-	1,625.00
B-5	900,156.00	6.500000	6.500000	4,875.84	4,875.84	-	4,875.84
AR	100.00	6.500000	6.747218	0.54	0.54	-	0.56

Totals	299,992,628.20			1,664,119.86	1,664,119.86	-	1,664,119.88

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A-1	12544QAA8	276,050,000.00	1000.000000000	3.837958335	5.416666667	996.162041665	6.500000
A-2	12544QAB6	9,686,000.00	1000.000000000	3.837958335	5.416666667	996.162041665	6.500000
A-3	12544QAC4	285,736,000.00	1000.000000000	3.837958335	5.416666667	996.162041665	6.500000
X	12544QAD2	182,309,101.00	1000.000000000	0.000000000	0.326406161	994.327746095	0.391687
PO	12544QAE0	3,756,372.20	1000.000000000	0.576454038	0.000000000	999.423545962	0.000000

M	12544QAG5	5,100,000.00	1000.000000000	0.423141466	5.416666667	999.576858534	6.500000
B-1	12544QAH3	2,250,000.00	1000.000000000	0.423141466	5.416666667	999.576858534	6.500000
B-2	12554QAJ9	750,000.00	1000.000000000	0.423141466	5.416666667	999.576858534	6.500000
B-3	12544QAK6	1,200,000.00	1000.000000000	0.423141466	5.416666667	999.576858534	6.500000
B-4	12544QAL4	300,000.00	1000.000000000	0.423141466	5.416666667	999.576858534	6.500000
B-5	12544QAM2	900,156.00	1000.000000000	0.423141466	5.416666667	999.576858534	6.500000
AR	12554QAF7	100.00	1000.000000000	1000.000000000	5.622681589	0.000000000	6.500000

Totals		299,992,628.20	1000.000000000	3.677928010	5.547202576	996.322071990

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Steven Chrysanthis	212-815-8318

CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Pool Level Data
Distribution Date		12/26/2007
Cut-off Date		11/1/2007
Record Date		11/30/2007
Determination Date		12/1/2007
Accrual Period 30/360	Begin	11/1/2007
	End	12/1/2007
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

Original Aggregate Loan Count	481
Original Stated Principal Balance	299,992,628.66
Original Weighted Average Mortgage Rate	6.85417%
Original Weighted Average Net Mortgage Rate	6.65664%
Original Weighted Average Remaining Term	360

Current Mortgage Loan Details

Beginning Aggregate Loan Count	481
Loans Paid Off or otherwise removed pursuant to the PSA	1
Ending Aggregate Loan Count	480

Beginning Pool Stated Principal Balance	299,992,628.66
Scheduled Principal	126,783.58
Unscheduled Principal	976,567.71
Realized Principal Losses	-
Ending Pool Stated Principal Balance	298,889,277.37

Weighted Averages

Beginning Weighted Average Mortgage Rate	6.85417%
Beginning Weighted Average Net Mortgage Rate	6.65664%
Ending Weighted Average Mortgage Rate	6.85444%
Ending Weighted Average Net Mortgage Rate	6.65687%

Beginning Weighted Average Remaining Term to Maturity	360
Ending Weighted Average Remaining Term to Maturity	359

Loan Substitution

Aggregate Stated of Principal Balances Removed	-
Aggregate Stated of Principal Balance Added	-
Aggregate Principal Substitution Shortfall Amount	-

Fees of the Trust

Gross Master Servicing Fee	45,216.05
Net Master Servicing Fee	45,216.05
Trustee Fee	2,249.94
Lpmi	1,914.27
Total Net Loan Fees	49,380.26

Servicer Advances

Principal Advances	242.28
Interest Advances	1,851.80
Reimbursement for Principal & Interest Advances	-
Reimbursement for Nonrecoverable Advances	-
Total Advances	2,094.08

Mortgage Prepayment Details

Principal Balance of Loans Paid in Full	749,354.26
Prepayment Interest Excess	-
Prepayment Interest Shortfall	-
Compensating Interest	-
Net Prepayment Interest Shortfall	-
CPR %	3.83877%
SMM %	0.32567%

Net Interest Shortfalls

Net Prepayment Interest Shortfalls	-
Relief Act Reduction Shortfalls	-
Total Net Interest Shortfalls	-

Delinquency Information

Delinquency Info		Group 1

30-59 Days	Balance	311,639.74	0.10427%
	Loan Count	1	0.20833%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	311,639.74	0.10427%
	Loan Count	1	0.20833%

Foreclosure Info		Group 1

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

Bankruptcy Info		Group 1

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

REO Info		Group 1

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 1

All	-	0.00000%
	0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency	Group 1

All	311,639.74	0.10427%
	1	0.20833%
60+ Delinquency, Foreclosure, Bankruptcy &
REO Totals

	Current		-
	One-Month Prior		-
	Two-Month Prior		-
	Three-Month Prior		-
	Four-Month Prior		-
	Five-Month Prior		-

	60+ Delinquency Average		-
	Passing Delinquency Trigger Test		YES

Realized Loss Detail

	Current Period Realized Losses				-
	Cumulative Realized Losses				-
	Total Liquidated Loan Balance				-
	Total Liquidated Proceeds				-
	Subsequent Recoveries				-
	Passing Cumulative Loss Test				YES
	Monthly Default Rate				0.00000%
	Conditional Default Rate				0.00000%

Loan ID		Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

N/A

Available Funds

Interest

Scheduled Interest Collected	1,713,500.15
Plus: Compensating Interest	-
Less: Master Servicer Fee	45,216.05
Less: Mortgage Loan Premiums	1,914.27
Less: Excess Master Servicing Fee	-
Total Interest Available	1,666,369.83

Principal

Scheduled Principal	126,783.58
Paid in Full Principal	749,354.26
Curtailment Principal	227,213.45
Liquidation Principal	-
Repurchased Principal	-
Substitution Adjustment Principal	-
Unanticipated Principal Recoveries	-
Total Principal Available	1,103,351.29

Other Amounts

Prepayment Penalites	-
Other Amounts	-
Total Other Remittance Amounts	-

Total Available Funds	2,769,721.12

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance		2,769,721.12
Corridor Contract Proceeds Needed		-
Capitalized Interest		-
Supplemental Loan Deposit		-
Corridor Reserve Fund withdrawal		-
Principal Reserve Fund withdrawal		-
Other Amounts		-
Total Amounts Available		2,769,721.12

Distribution Payments

Trustee Fee		2,249.94
Class Payments		2,767,471.18
Total Payments		2,769,721.12

Trust Accounts

Distribution Account

Beginning Balance		-
Deposits		2,769,721.12
Withdrawals		2,769,721.12
Ending Balance		-

Exchangeable Certificates Distribution
Account

Beginnning Balance		-
Deposit		-
Withdrawal		-
Ending Balance		-

Senior Principal Distribution Amounts

PO Principal Amounts

Beginning PO Balance		3,756,372.30
PO Scheduled Principal		1,433.74
PO Prepayments & Recoveries		731.64
PO Liquidation Principal		-
PO Principal Loss		-
Ending PO Balance		3,754,206.93

NON-PO Principal Amounts

Beginning Non-PO Balance		296,236,256.36
Non-PO Scheduled Principal		125,349.84
Non-PO Prepayments & Recoveries		975,836.07
Non-PO Liquidation Principal		-
Non-PO Principal Loss		-
Ending Non-PO Balance		295,135,070.44

Principal Distribution Amounts

Senior and Subordinate Percentages

Senior Percentage Original		96.45548%
Senior Prepayment Percentage Original		100.00000%
Senior Percentage		96.45548%
Senior Prepayment Percentage		100.00000%
Subordinate Percentages		3.54452%
Subordinate Prepayment Percentage		0.00000%

Principal Distribution Amounts

Senior Principal Distribution Amount		1,096,742.86
Subordinate Principal Distribution Amount		-
PO Principal Distribution Amount		2,165.38
Total Principal Distribution Amount		1,098,908.24

Credit Enhancements

Subordination

Protection	Original	Current
Bankruptcy Loss	-	-
Bankruptcy Percentage	0.000000%	0.000000%
Credit/Fraud Loss	-	5,999,852.57
Credit/Fraud Loss Percentage	0.000000%	2.007383%
Special Hazard Loss	-	-
Special Hazard Loss Percentage	0.000000%	0.000000%

Credit Support	Original	Current
Class A	575,228,372.20	573,032,921.10
Class A Percentage	98.207317%	98.201337%

Class M	5,100,000.00	5,097,841.98
Class M Percentage	0.870710%	0.873623%

Class B-1	2,250,000.00	2,249,047.93
Class B-1 Percentage	0.384137%	0.385422%

Class B-2	750,000.00	749,682.64
Class B-2 Percentage	0.128046%	0.128474%

Class B-3	1,200,000.00	1,199,492.23
Class B-3 Percentage	0.204873%	0.205558%

Class B-4	300,000.00	299,873.06
Class B-4 Percentage	0.051218%	0.051390%

Class B-5	900,156.00	899,775.11
Class B-5 Percentage	0.153681%	0.154196%

Class AR	100.00	-
Class AR Percentage	0.000017%	0.000000%

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	0	0.000	-	0.000
5.750000000000	-	6.000000000000	1	0.208	428,570.16	0.143
6.000000000000	-	6.250000000000	16	3.333	10,039,306.72	3.359
6.250000000000	-	6.500000000000	110	22.917	75,422,241.69	25.234
6.500000000000	-	6.750000000000	103	21.458	71,164,492.75	23.810
6.750000000000	-	7.000000000000	128	26.667	74,340,795.86	24.872
7.000000000000	-	7.250000000000	51	10.625	32,100,555.91	10.740
7.250000000000	-	7.500000000000	33	6.875	16,484,659.31	5.515
7.500000000000	-	7.750000000000	18	3.750	7,381,223.99	2.470
7.750000000000	-	8.000000000000	9	1.875	5,225,813.62	1.748
>		8.000000000000	11	2.292	6,301,617.36	2.108
		Wgt Ave / Total:	480	100.000	298,889,277.37	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	3	0.625	214,855.37	0.072
75,000.00	-	100,000.00	4	0.833	357,672.85	0.120
100,000.00	-	125,000.00	3	0.625	340,824.89	0.114
125,000.00	-	150,000.00	7	1.458	975,135.84	0.326
150,000.00	-	175,000.00	4	0.833	660,902.22	0.221
175,000.00	-	200,000.00	4	0.833	745,158.78	0.249
200,000.00	-	225,000.00	8	1.667	1,699,935.86	0.569
225,000.00	-	250,000.00	6	1.250	1,442,372.49	0.483
250,000.00	-	275,000.00	6	1.250	1,554,629.21	0.520
275,000.00	-	300,000.00	3	0.625	896,445.57	0.300
300,000.00	-	325,000.00	9	1.875	2,825,345.61	0.945
325,000.00	-	350,000.00	7	1.458	2,316,409.49	0.775
350,000.00	-	375,000.00	9	1.875	3,254,779.63	1.089
375,000.00	-	400,000.00	7	1.458	2,696,775.97	0.902
400,000.00	-	425,000.00	10	2.083	4,128,960.20	1.381
425,000.00	-	450,000.00	13	2.708	5,719,122.54	1.913
450,000.00	-	475,000.00	15	3.125	6,991,692.37	2.339
475,000.00	-	500,000.00	29	6.042	14,205,955.62	4.753
500,000.00	-	525,000.00	32	6.667	16,503,353.59	5.522
525,000.00	-	550,000.00	27	5.625	14,577,549.85	4.877
550,000.00	-	575,000.00	19	3.958	10,682,250.87	3.574
575,000.00	-	600,000.00	45	9.375	26,655,231.81	8.918
600,000.00	-	625,000.00	26	5.417	15,972,438.94	5.344
625,000.00	-	650,000.00	26	5.417	16,737,024.84	5.600
650,000.00	-	675,000.00	13	2.708	8,608,331.09	2.880
675,000.00	-	700,000.00	14	2.917	9,633,702.61	3.223
700,000.00	-	725,000.00	8	1.667	5,729,958.23	1.917
725,000.00	-	750,000.00	16	3.333	11,872,437.26	3.972
750,000.00	-	775,000.00	7	1.458	5,365,209.31	1.795
775,000.00	-	800,000.00	12	2.500	9,460,349.58	3.165
>		800,000.00	88	18.333	96,064,464.88	32.140
		Wgt Ave / Total:	480	100.000	298,889,277.37	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	157	32.708	105,375,900.81	35.256
		FL	23	4.792	12,389,472.38	4.145
		AZ	17	3.542	9,460,091.60	3.165
		VA	15	3.125	8,203,618.36	2.745
		WA	25	5.208	15,131,181.35	5.062
		CO	13	2.708	8,095,058.94	2.708
		Others	230	47.917	140,233,953.93	46.918
		Wgt Ave / Total:	480	100.000	298,889,277.37	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	480	100.000	298,889,277.37	100.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	480	100.000	298,889,277.37	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West	Distribution Date: 01/25/08
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Steven Chrysanthis	212-815-8318
CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A-1	12544QAA8	Senior	Deposit 100.00%	Fix-30/360	274,990,531.60	6.500000	5,992,017.08	1,489,532.05	7,481,549.13	-	268,998,514.52	-
A-2	12544QAB6	Senior	Deposit 100.00%	Fix-30/360	9,648,825.54	6.500000	210,246.97	52,264.47	262,511.45	-	9,438,578.56	-
A-3	12544QAC4	Senior	Exchange-0.00%	Fix-30/360	284,639,357.14	6.500000	6,202,264.05	1,541,796.52	7,744,060.57	-	278,437,093.08	-
X	12544QAD2	Strip IO	N/A	Var-30/360	181,274,997.49	0.393260	-	59,406.88	59,406.88	-	175,537,765.90	-
PO	12544QAE0	Strip PO	N/A	Fix-30/360	3,754,206.82	0.000000	13,953.56	-	13,953.56	-	3,740,253.26	-

M	12544QAG5	Subordinate	N/A	Fix-30/360	5,097,841.98	6.500000	3,098.09	27,613.31	30,711.40	-	5,094,743.89	-
B-1	12544QAH3	Subordinate	N/A	Fix-30/360	2,249,047.93	6.500000	1,366.81	12,182.34	13,549.15	-	2,247,681.13	-
B-2	12554QAJ9	Subordinate	N/A	Fix-30/360	749,682.64	6.500000	455.60	4,060.78	4,516.38	-	749,227.04	-
B-3	12544QAK6	Subordinate	N/A	Fix-30/360	1,199,492.23	6.500000	728.96	6,497.25	7,226.21	-	1,198,763.27	-
B-4	12544QAL4	Subordinate	N/A	Fix-30/360	299,873.06	6.500000	182.24	1,624.31	1,806.55	-	299,690.82	-
B-5	12544QAM2	Subordinate	N/A	Fix-30/360	899,775.11	6.500000	546.82	4,873.78	5,420.60	-	899,228.29	-
AR	12554QAF7	Residual	N/A	Fix-30/360	-	6.500000	-	0.01	0.01	-	-	-

Totals					298,889,276.91		6,222,596.13	1,658,055.18	7,880,651.32	-	292,666,680.78	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A-1	12544QAA8	276,050,000.00	274,990,531.60	5,992,017.08	-	268,998,514.52	0.974455767
A-2	12544QAB6	9,686,000.00	9,648,825.54	210,246.97	-	9,438,578.56	0.974455767
A-3	12544QAC4	285,736,000.00	284,639,357.14	6,202,264.05	-	278,437,093.08	0.974455767
X	12544QAD2	182,309,101.00	181,274,997.49	-	-	175,537,765.90	0.962857943
PO	12544QAE0	3,756,372.20	3,754,206.82	13,953.56	-	3,740,253.26	0.995708908

M	12544QAG5	5,100,000.00	5,097,841.98	3,098.09	-	5,094,743.89	0.998969389
B-1	12544QAH3	2,250,000.00	2,249,047.93	1,366.81	-	2,247,681.13	0.998969389
B-2	12554QAJ9	750,000.00	749,682.64	455.60	-	749,227.04	0.998969389
B-3	12544QAK6	1,200,000.00	1,199,492.23	728.96	-	1,198,763.27	0.998969389
B-4	12544QAL4	300,000.00	299,873.06	182.24	-	299,690.82	0.998969389
B-5	12544QAM2	900,156.00	899,775.11	546.82	-	899,228.29	0.998969389
AR	12554QAF7	100.00	-	-	-	-	0.000000000

Totals		299,992,628.20	298,889,276.91	6,222,596.13	-	292,666,680.78

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Interest Shortfall	Interest Paid
A-1	274,990,531.60	6.500000	6.500000	1,489,532.05	1,489,532.05	-	1,489,532.05
A-2	9,648,825.54	6.500000	6.500000	52,264.47	52,264.47	-	52,264.47
A-3	284,639,357.14	6.500000	6.500000	1,541,796.52	1,541,796.52	-	1,541,796.52
X	181,274,997.49	0.393260	0.393260	59,406.88	59,406.88	-	59,406.88
PO	3,754,206.82	0.000000	0.000000	-	-	-	-

M	5,097,841.98	6.500000	6.500000	27,613.31	27,613.31	-	27,613.31
B-1	2,249,047.93	6.500000	6.500000	12,182.34	12,182.34	-	12,182.34
B-2	749,682.64	6.500000	6.500000	4,060.78	4,060.78	-	4,060.78
B-3	1,199,492.23	6.500000	6.500000	6,497.25	6,497.25	-	6,497.25
B-4	299,873.06	6.500000	6.500000	1,624.31	1,624.31	-	1,624.31
B-5	899,775.11	6.500000	6.500000	4,873.78	4,873.78	-	4,873.78
AR	-	6.500000	0.000000	-	-	-	0.01

Totals	298,889,276.91			1,658,055.17	1,658,055.17	-	1,658,055.18

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A-1	12544QAA8	276,050,000.00	996.162041665	21.706274512	5.395877726	974.455767154	6.500000
A-2	12544QAB6	9,686,000.00	996.162041665	21.706274512	5.395877726	974.455767154	6.500000
A-3	12544QAC4	285,736,000.00	996.162041665	21.706274512	5.395877726	974.455767154	6.500000
X	12544QAD2	182,309,101.00	994.327746095	0.000000000	0.325857999	962.857942566	0.393260
PO	12544QAE0	3,756,372.20	999.423545962	3.714638368	0.000000000	995.708907594	0.000000

M	12544QAG5	5,100,000.00	999.576858534	0.607469238	5.414374650	998.969389295	6.500000
B-1	12544QAH3	2,250,000.00	999.576858534	0.607469238	5.414374650	998.969389295	6.500000
B-2	12554QAJ9	750,000.00	999.576858534	0.607469238	5.414374650	998.969389295	6.500000
B-3	12544QAK6	1,200,000.00	999.576858534	0.607469238	5.414374650	998.969389295	6.500000
B-4	12544QAL4	300,000.00	999.576858534	0.607469238	5.414374650	998.969389295	6.500000
B-5	12544QAM2	900,156.00	999.576858534	0.607469238	5.414374650	998.969389295	6.500000
AR	12554QAF7	100.00	0.000000000	0.000000000	0.130405346	0.000000000	6.500000

Totals		299,992,628.20	996.322071990	20.742496798	5.526986413	975.579575192

THE BANK OF NEW YORK
101 Barclay Street, 4 West	Distribution Date: 01/25/08
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Steven Chrysanthis	212-815-8318

CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Pool Level Data
Distribution Date		1/25/2008
Cut-off Date		11/1/2007
Record Date		12/31/2007
Determination Date		1/1/2008
Accrual Period 30/360	Begin	12/1/2007
	End	1/1/2008
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

Original Aggregate Loan Count	481
Original Stated Principal Balance	299,992,628.66
Original Weighted Average Mortgage Rate	6.85417%
Original Weighted Average Net Mortgage Rate	6.65664%
Original Weighted Average Remaining Term	360

Current Mortgage Loan Details

Beginning Aggregate Loan Count	480
Loans Paid Off or otherwise removed pursuant to the PSA	5
Ending Aggregate Loan Count	475

Beginning Pool Stated Principal Balance	298,889,277.37
Scheduled Principal	181,462.76
Unscheduled Principal	6,041,133.38
Realized Principal Losses	-
Ending Pool Stated Principal Balance	292,666,681.23

Weighted Averages

Beginning Weighted Average Mortgage Rate	6.85444%
Beginning Weighted Average Net Mortgage Rate	6.65687%
Ending Weighted Average Mortgage Rate	6.84773%
Ending Weighted Average Net Mortgage Rate	6.64988%

Beginning Weighted Average Remaining Term to Maturity	359
Ending Weighted Average Remaining Term to Maturity	358

Loan Substitution

Aggregate Stated of Principal Balances Removed	-
Aggregate Stated of Principal Balance Added	-
Aggregate Principal Substitution Shortfall Amount	-

Fees of the Trust

Gross Master Servicing Fee	45,054.26
Net Master Servicing Fee	40,766.97
Trustee Fee	2,241.67
Lpmi	1,913.51
Total Net Loan Fees	44,922.15

Servicer Advances

Principal Advances	2,244.19
Interest Advances	28,497.42
Reimbursement for Principal & Interest Advances	-
Reimbursement for Nonrecoverable Advances	-
Total Advances	30,741.61

Mortgage Prepayment Details

Principal Balance of Loans Paid in Full	4,315,156.53
Prepayment Interest Excess	-
Prepayment Interest Shortfall	4,287.30
Compensating Interest	4,287.30
Net Prepayment Interest Shortfall	-
CPR %	21.74351%
SMM %	2.02242%

Net Interest Shortfalls

Net Prepayment Interest Shortfalls	-
Relief Act Reduction Shortfalls	-
Total Net Interest Shortfalls	-

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	9	4,763,048	0	0	0	0	0	0	9	4,763,048
	1.89%	1.6275%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.89%	1.6275%

60 - 89	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

90 - 119	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

120 - 149	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

150 - 179	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180 - 269	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	9	4,763,048	0	0	0	0	0	0	9	4,763,048
	1.89%	1.6275%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.89%	1.6275%

30+	9	4,763,048	0	0	0	0	0	0	9	4,763,048
	1.89%	1.6275%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.89%	1.6275%

60+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

90+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

120+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

150+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 1 - Historical Delinquency Information

Loan Status	1/25/2008
	#	Balance
30 - 59	9	4,763,048
	1.89%	1.6275%

60 - 89	0	0
	0.00%	0.0000%

90 - 119	0	0
	0.00%	0.0000%

120 - 149	0	0
	0.00%	0.0000%

150 - 179	0	0
	0.00%	0.0000%

180 - 269	0	0
	0.00%	0.0000%

270 - 359	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	9	4,763,048
	1.89%	1.6275%

Total Bankruptcies	0	0
	0.00%	0.0000%

Total Foreclosures	0	0
	0.00%	0.0000%

Total REOs	0	0
	0.00%	0.0000%

Total BK, FC & REO	0	0
	0.00%	0.0000%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	9	4,763,048
	1.89%	1.6275%

60+	0	0
	0.00%	0.0000%

90+	0	0
	0.00%	0.0000%

120+	0	0
	0.00%	0.0000%

150+	0	0
	0.00%	0.0000%

180+	0	0
	0.00%	0.0000%

270+	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Delinquency Trigger Event

60+ Delinquency Average	-
Passing Delinquency Trigger Test	YES

Realized Loss Detail

Current Period Realized Losses	-
Cumulative Realized Losses	-
Total Liquidated Loan Balance	-
Total Liquidated Proceeds	-
Subsequent Recoveries	-
Passing Cumulative Loss Test	YES
Monthly Default Rate	0.00000%
Conditional Default Rate	0.00000%

Loan ID	Liquidation	Liquidation	Realized
Group I	Balance	Proceeds	Loss

N/A

Available Funds

Interest

Scheduled Interest Collected	1,702,977.33
Plus: Compensating Interest	4,287.30
Less: Master Servicer Fee	45,054.26
Less: Mortgage Loan Premiums	1,913.51
Less: Excess Master Servicing Fee	-
Total Interest Available	1,660,296.86

Principal

Scheduled Principal	181,462.76
Paid in Full Principal	4,315,156.53
Curtailment Principal	1,725,976.85
Liquidation Principal	-
Repurchased Principal	-
Substitution Adjustment Principal	-
Unanticipated Principal Recoveries	-
Total Principal Available	6,222,596.14

Other Amounts

Prepayment Penalites	-
Other Amounts	-
Total Other Remittance Amounts	-

Total Available Funds	7,882,893.00

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	7,882,893.00
Corridor Contract Proceeds Needed	-
Capitalized Interest	-
Supplemental Loan Deposit	-
Corridor Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	-
Other Amounts	-
Total Amounts Available	7,882,893.00

Distribution Payments

Trustee Fee	2,241.67
Class Payments	7,880,651.33
Total Payments	7,882,893.00

Trust Accounts

Distribution Account

Beginning Balance	-
Deposits	7,882,893.00
Withdrawals	7,882,893.00
Ending Balance	-

Exchangeable Certificates Distribution
Account

Beginnning Balance	-
Deposit	-
Withdrawal	-
Ending Balance	-

Senior Principal Distribution Amounts

PO Principal Amounts

Beginning PO Balance	3,754,206.93
PO Scheduled Principal	2,101.39
PO Prepayments & Recoveries	11,852.18
PO Liquidation Principal	-
PO Principal Loss	-
Ending PO Balance	3,740,253.36

NON-PO Principal Amounts

Beginning Non-PO Balance	295,135,070.44
Non-PO Scheduled Principal	179,361.37
Non-PO Prepayments & Recoveries	6,029,281.20
Non-PO Liquidation Principal	-
Non-PO Principal Loss	-
Ending Non-PO Balance	288,926,427.87

Principal Distribution Amounts

Senior and Subordinate Percentages

Senior Percentage Original	96.45548%
Senior Prepayment Percentage Original	100.00000%
Senior Percentage	96.44376%
Senior Prepayment Percentage	100.00000%
Subordinate Percentages	3.55624%
Subordinate Prepayment Percentage	0.00000%

Principal Distribution Amounts

Senior Principal Distribution Amount	6,202,264.05
Subordinate Principal Distribution Amount	6,378.52
PO Principal Distribution Amount	13,953.56
Total Principal Distribution Amount	6,222,596.14

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	575,228,372.20	560,614,439.43
Class A Percentage	98.207317%	98.163323%

Class M	5,100,000.00	5,094,743.89
Class M Percentage	0.870710%	0.892087%

Class B-1	2,250,000.00	2,247,681.13
Class B-1 Percentage	0.384137%	0.393568%

Class B-2	750,000.00	749,227.04
Class B-2 Percentage	0.128046%	0.131189%

Class B-3	1,200,000.00	1,198,763.27
Class B-3 Percentage	0.204873%	0.209903%

Class B-4	300,000.00	299,690.82
Class B-4 Percentage	0.051218%	0.052476%

Class B-5	900,156.00	899,228.29
Class B-5 Percentage	0.153681%	0.157454%

Class AR	100.00	-
Class AR Percentage	0.000017%	0.000000%

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	1	0.211	428,125.88	0.146
6.0	-	6.3	16	3.368	10,031,236.56	3.428
6.3	-	6.5	110	23.158	74,971,975.07	25.617
6.5	-	6.8	103	21.684	71,101,434.92	24.294
6.8	-	7.0	126	26.526	71,798,165.58	24.532
7.0	-	7.3	49	10.316	29,846,977.72	10.198
7.3	-	7.5	33	6.947	16,471,259.64	5.628
7.5	-	7.8	18	3.789	7,376,619.67	2.520
7.8	-	8.0	8	1.684	4,341,855.11	1.484
>		8.0	11	2.316	6,299,031.08	2.152
Wgt Ave / Total:			475	100.000	292,666,681.23	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	3	0.632	214,680.40	0.073
75,000.00	-	100,000.00	4	0.842	357,169.82	0.122
100,000.00	-	125,000.00	3	0.632	340,318.94	0.116
125,000.00	-	150,000.00	7	1.474	974,749.16	0.333
150,000.00	-	175,000.00	4	0.842	660,323.81	0.226
175,000.00	-	200,000.00	4	0.842	744,664.90	0.254
200,000.00	-	225,000.00	8	1.684	1,698,593.53	0.580
225,000.00	-	250,000.00	7	1.474	1,691,598.67	0.578
250,000.00	-	275,000.00	5	1.053	1,302,720.48	0.445
275,000.00	-	300,000.00	3	0.632	896,102.79	0.306
300,000.00	-	325,000.00	9	1.895	2,823,972.61	0.965
325,000.00	-	350,000.00	7	1.474	2,314,789.70	0.791
350,000.00	-	375,000.00	10	2.105	3,621,984.27	1.238
375,000.00	-	400,000.00	7	1.474	2,694,843.73	0.921
400,000.00	-	425,000.00	10	2.105	4,127,104.18	1.410
425,000.00	-	450,000.00	13	2.737	5,715,511.81	1.953
450,000.00	-	475,000.00	14	2.947	6,523,258.04	2.229
475,000.00	-	500,000.00	29	6.105	14,195,987.71	4.851
500,000.00	-	525,000.00	32	6.737	16,489,747.57	5.634
525,000.00	-	550,000.00	28	5.895	15,116,651.23	5.165
550,000.00	-	575,000.00	18	3.789	10,122,621.57	3.459
575,000.00	-	600,000.00	45	9.474	26,636,292.99	9.101
600,000.00	-	625,000.00	26	5.474	15,961,519.74	5.454
625,000.00	-	650,000.00	26	5.474	16,724,747.97	5.715
650,000.00	-	675,000.00	13	2.737	8,602,263.02	2.939
675,000.00	-	700,000.00	14	2.947	9,646,931.54	3.296
700,000.00	-	725,000.00	7	1.474	5,022,179.38	1.716
725,000.00	-	750,000.00	15	3.158	11,114,910.64	3.798
750,000.00	-	775,000.00	7	1.474	5,360,660.46	1.832
775,000.00	-	800,000.00	12	2.526	9,465,922.30	3.234
>		800,000.00	85	17.895	91,503,858.27	31.266
Wgt Ave / Total:			475	100.000	292,666,681.23	100.000

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	153	32.211	101,295,726.73	34.611
FL	23	4.842	12,382,118.50	4.231
AZ	17	3.579	9,452,040.06	3.230
VA	15	3.158	8,198,479.60	2.801
WA	25	5.263	15,119,697.54	5.166
CO	12	2.526	7,371,315.22	2.519
Others	230	48.421	138,847,303.58	47.442
Wgt Ave / Total:	475	100.000	292,666,681.23	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	475	100.000	292,666,681.23	100.000
>		360	0	0.000	-	0.000
Wgt Ave / Total:			475	100.000	292,666,681.23	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West	Distribution Date: 02/25/08
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Steven Chrysanthis	212-815-8318

CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A-1	12544QAA8	Senior	Deposit-100.00%	Fix-30/360	268,998,514.52	6.500000	1,499,863.60	1,457,075.29	2,956,938.89	-	267,498,650.92	-
A-2	12544QAB6	Senior	Deposit-100.00%	Fix-30/360	9,438,578.56	6.500000	52,626.98	51,125.63	103,752.62	-	9,385,951.58	-
A-3	12544QAC4	Senior	Exchange- 0.00%	Fix-30/360	278,437,093.08	6.500000	1,552,490.58	1,508,200.92	3,060,691.51	-	276,884,602.50	-
X	12544QAD2	Strip IO	N/A	Var-30/360	175,537,765.90	0.388381	-	56,812.91	56,812.91	-	174,134,871.41	-
PO	12544QAE0	Strip PO	N/A	Fix-30/360	3,740,253.26	0.000000	4,731.03	-	4,731.03	-	3,735,522.23	-

M	12544QAG5	Subordinate	N/A	Fix-30/360	5,094,743.89	6.500000	3,210.21	27,596.53	30,806.74	-	5,091,533.67	-
B-1	12544QAH3	Subordinate	N/A	Fix-30/360	2,247,681.13	6.500000	1,416.27	12,174.94	13,591.21	-	2,246,264.85	-
B-2	12554QAJ9	Subordinate	N/A	Fix-30/360	749,227.04	6.500000	472.09	4,058.31	4,530.40	-	748,754.95	-
B-3	12544QAK6	Subordinate	N/A	Fix-30/360	1,198,763.27	6.500000	755.34	6,493.30	7,248.65	-	1,198,007.92	-
B-4	12544QAL4	Subordinate	N/A	Fix-30/360	299,690.82	6.500000	188.84	1,623.33	1,812.16	-	299,501.98	-
B-5	12544QAM2	Subordinate	N/A	Fix-30/360	899,228.29	6.500000	566.60	4,870.82	5,437.42	-	898,661.69	-
AR	12554QAF7	Residual	N/A	Fix-30/360	-	6.500000	-	-	-	-	-	-

Totals					292,666,680.78		1,563,830.96	1,621,831.06	3,185,662.03	-	291,102,849.79	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A-1	12544QAA8	276,050,000.00	268,998,514.52	1,499,863.60	-	267,498,650.92	0.969022463
A-2	12544QAB6	9,686,000.00	9,438,578.56	52,626.98	-	9,385,951.58	0.969022463
A-3	12544QAC4	285,736,000.00	278,437,093.08	1,552,490.58	-	276,884,602.50	0.969022463
X	12544QAD2	182,309,101.00	175,537,765.90	-	-	174,134,871.41	0.955162800
PO	12544QAE0	3,756,372.20	3,740,253.26	4,731.03	-	3,735,522.23	0.994449439

M	12544QAG5	5,100,000.00	5,094,743.89	3,210.21	-	5,091,533.67	0.998339936
B-1	12544QAH3	2,250,000.00	2,247,681.13	1,416.27	-	2,246,264.85	0.998339936
B-2	12554QAJ9	750,000.00	749,227.04	472.09	-	748,754.95	0.998339936
B-3	12544QAK6	1,200,000.00	1,198,763.27	755.34	-	1,198,007.92	0.998339936
B-4	12544QAL4	300,000.00	299,690.82	188.84	-	299,501.98	0.998339936
B-5	12544QAM2	900,156.00	899,228.29	566.60	-	898,661.69	0.998339940
AR	12554QAF7	100.00	-	-	-	-	0.000000000

Totals		299,992,628.20	292,666,680.78	1,563,830.96	-	291,102,849.79

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Interest Shortfall	Interest Paid
A-1	268,998,514.52	6.500000	6.500000	1,457,075.29	1,457,075.29	-	1,457,075.29
A-2	9,438,578.56	6.500000	6.500000	51,125.63	51,125.63	-	51,125.63
A-3	278,437,093.08	6.500000	6.500000	1,508,200.92	1,508,200.92	-	1,508,200.92
X	175,537,765.90	0.388381	0.388381	56,812.91	56,812.91	-	56,812.91
PO	3,740,253.26	0.000000	0.000000	-	-	-	-

M	5,094,743.89	6.500000	6.500000	27,596.53	27,596.53	-	27,596.53
B-1	2,247,681.13	6.500000	6.500000	12,174.94	12,174.94	-	12,174.94
B-2	749,227.04	6.500000	6.500000	4,058.31	4,058.31	-	4,058.31
B-3	1,198,763.27	6.500000	6.500000	6,493.30	6,493.30	-	6,493.30
B-4	299,690.82	6.500000	6.500000	1,623.33	1,623.33	-	1,623.33
B-5	899,228.29	6.500000	6.500000	4,870.82	4,870.82	-	4,870.82
AR	-	6.500000	0.000000	-	-	-	-

Totals	292,666,680.78			1,621,831.06	1,621,831.06	-	1,621,831.06

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A-1	12544QAA8	276,050,000.00	974.455767154	5.433304116	5.278302072	969.022463038	6.500000
A-2	12544QAB6	9,686,000.00	974.455767154	5.433304116	5.278302072	969.022463038	6.500000
A-3	12544QAC4	285,736,000.00	974.455767154	5.433304116	5.278302072	969.022463038	6.500000
X	12544QAD2	182,309,101.00	962.857942566	0.000000000	0.311629614	955.162800183	0.388381
PO	12544QAE0	3,756,372.20	995.708907594	1.259468517	0.000000000	994.449439077	0.000000

M	12544QAG5	5,100,000.00	998.969389295	0.629453753	5.411084192	998.339935542	6.500000
B-1	12544QAH3	2,250,000.00	998.969389295	0.629453753	5.411084192	998.339935542	6.500000
B-2	12554QAJ9	750,000.00	998.969389295	0.629453753	5.411084192	998.339935542	6.500000
B-3	12544QAK6	1,200,000.00	998.969389295	0.629453753	5.411084192	998.339935542	6.500000
B-4	12544QAL4	300,000.00	998.969389295	0.629453753	5.411084192	998.339935542	6.500000
B-5	12544QAM2	900,156.00	998.969389295	0.629449023	5.411084192	998.339940272	6.500000
AR	12554QAF7	100.00	0.000000000	0.000000000	0.000000000	0.000000000	6.500000

Totals		299,992,628.20	975.579575192	5.212897961	5.406236379	970.366677130

THE BANK OF NEW YORK
101 Barclay Street, 4 West	Distribution Date: 02/25/08
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Steven Chrysanthis	212-815-8318

CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Pool Level Data
Distribution Date		2/25/2008
Cut-off Date		11/1/2007
Record Date		1/31/2008
Determination Date		2/1/2008
Accrual Period 30/360	Begin	1/1/2008
	End	2/1/2008
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

Original Aggregate Loan Count	481
Original Stated Principal Balance	299,992,628.66
Original Weighted Average Mortgage Rate	6.85417%
Original Weighted Average Net Mortgage Rate	6.65664%
Original Weighted Average Remaining Term	360

Current Mortgage Loan Details

Beginning Aggregate Loan Count	475
Loans Paid Off or otherwise removed pursuant to the PSA	3
Ending Aggregate Loan Count	472

Beginning Pool Stated Principal Balance	292,666,681.23
Scheduled Principal	184,229.03
Unscheduled Principal	1,379,601.95
Realized Principal Losses	-
Ending Pool Stated Principal Balance	291,102,850.25

Weighted Averages

Beginning Weighted Average Mortgage Rate	6.84773%
Beginning Weighted Average Net Mortgage Rate	6.64988%
Ending Weighted Average Mortgage Rate	6.84477%
Ending Weighted Average Net Mortgage Rate	6.64692%

Beginning Weighted Average Remaining Term to Maturity	358
Ending Weighted Average Remaining Term to Maturity	357

Loan Substitution

Aggregate Stated of Principal Balances Removed	-
Aggregate Stated of Principal Balance Added	-
Aggregate Principal Substitution Shortfall Amount	-

Fees of the Trust

Gross Master Servicing Fee	44,145.89
Net Master Servicing Fee	44,092.64
Trustee Fee	2,195.00
Lpmi	1,912.56
Total Net Loan Fees	48,200.19

Servicer Advances

Principal Advances	3,374.49
Interest Advances	37,467.07
Reimbursement for Principal & Interest Advances	-
Reimbursement for Nonrecoverable Advances	-
Total Advances	40,841.56

Mortgage Prepayment Details

Principal Balance of Loans Paid in Full	1,216,215.97
Prepayment Interest Excess	-
Prepayment Interest Shortfall	53.26
Compensating Interest	53.26
Net Prepayment Interest Shortfall	-
CPR %	5.51569%
SMM %	0.47169%

Net Interest Shortfalls

Net Prepayment Interest Shortfalls	-
Relief Act Reduction Shortfalls	-
Total Net Interest Shortfalls	-

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	9	5,097,598	0	0	0	0	0	0	9	5,097,598
	1.91%	1.7511%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.91%	1.7511%

60 - 89	2	900,357	0	0	0	0	0	0	2	900,357
	0.42%	0.3093%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.42%	0.3093%

90 - 119	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

120 - 149	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

150 - 179	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180 - 269	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	11	5,997,955	0	0	0	0	0	0	11	5,997,955
	2.33%	2.0604%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	2.33%	2.0604%

30+	11	5,997,955	0	0	0	0	0	0	11	5,997,955
	2.33%	2.0604%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	2.33%	2.0604%

60+	2	900,357	0	0	0	0	0	0	2	900,357
	0.42%	0.3093%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.42%	0.3093%

90+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

120+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

150+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 1 - Historical Delinquency Information

Loan Status	2/25/2008		1/25/2008
	#	Balance	#	Balance
30 - 59	9	5,097,598	9	4,763,048
	1.91%	1.7511%	1.89%	1.6275%

60 - 89	2	900,357	0	0
	0.42%	0.3093%	0.00%	0.0000%

90 - 119	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

120 - 149	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

150 - 179	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

180 - 269	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

270 - 359	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

Total Delinquent Loans	11	5,997,955	9	4,763,048
	2.33%	2.0604%	1.89%	1.6275%

Total Bankruptcies	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

Total Foreclosures	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

Total REOs	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

Total BK, FC & REO	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	11	5,997,955	9	4,763,048
	2.33%	2.0604%	1.89%	1.6275%

60+	2	900,357	0	0
	0.42%	0.3093%	0.00%	0.0000%

90+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

120+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

150+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

180+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

270+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

Delinquency Trigger Event

60+ Delinquency Average	300,119.01
Passing Delinquency Trigger Test	YES

Realized Loss Detail

Current Period Realized Losses	-
Cumulative Realized Losses	-
Total Liquidated Loan Balance	-
Total Liquidated Proceeds	-
Subsequent Recoveries	-
Passing Cumulative Loss Test	YES
Monthly Default Rate	0.00000%
Conditional Default Rate	0.00000%

Loan ID	Liquidation	Liquidation	Realized
Group I	Balance	Proceeds	Loss

N/A

Available Funds

Interest

Scheduled Interest Collected	1,670,031.25
Plus: Compensating Interest	53.26
Less: Master Servicer Fee	44,145.89
Less: Mortgage Loan Premiums	1,912.56
Less: Excess Master Servicing Fee	-
Total Interest Available	1,624,026.06

Principal

Scheduled Principal	184,229.03
Paid in Full Principal	1,216,215.97
Curtailment Principal	163,385.98
Liquidation Principal	-
Repurchased Principal	-
Substitution Adjustment Principal	-
Unanticipated Principal Recoveries	-
Total Principal Available	1,563,830.98

Other Amounts

Prepayment Penalites	-
Other Amounts	-
Total Other Remittance Amounts	-

Total Available Funds	3,187,857.04

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	3,187,857.04
Corridor Contract Proceeds Needed	-
Capitalized Interest	-
Supplemental Loan Deposit	-
Corridor Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	-
Other Amounts	-
Total Amounts Available	3,187,857.04

Distribution Payments

Trustee Fee	2,195.00
Class Payments	3,185,662.04
Total Payments	3,187,857.04

Trust Accounts

Distribution Account

Beginning Balance	-
Deposits	3,187,857.04
Withdrawals	3,187,857.04
Ending Balance	-

Exchangeable Certificates Distribution
Account

Beginnning Balance	-
Deposit	-
Withdrawal	-
Ending Balance	-

Senior Principal Distribution Amounts

PO Principal Amounts

Beginning PO Balance	3,740,253.36
PO Scheduled Principal	2,175.58
PO Prepayments & Recoveries	2,555.45
PO Liquidation Principal	-
PO Principal Loss	-
Ending PO Balance	3,735,522.33

NON-PO Principal Amounts

Beginning Non-PO Balance	288,926,427.87
Non-PO Scheduled Principal	182,053.45
Non-PO Prepayments & Recoveries	1,377,046.50
Non-PO Liquidation Principal	-
Non-PO Principal Loss	-
Ending Non-PO Balance	287,367,327.92

Principal Distribution Amounts

Senior and Subordinate Percentages

Senior Percentage Original	96.45548%
Senior Prepayment Percentage Original	100.00000%
Senior Percentage	96.36955%
Senior Prepayment Percentage	100.00000%
Subordinate Percentages	3.63045%
Subordinate Prepayment Percentage	0.00000%

Principal Distribution Amounts

Senior Principal Distribution Amount	1,552,490.58
Subordinate Principal Distribution Amount	6,609.36
PO Principal Distribution Amount	4,731.03
Total Principal Distribution Amount	1,563,830.98

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	289,492,372.20	280,620,124.73
Class A Percentage	96.499829%	96.398962%

Class M	5,100,000.00	5,091,533.67
Class M Percentage	1.700042%	1.749050%

Class B-1	2,250,000.00	2,246,264.85
Class B-1 Percentage	0.750018%	0.771640%

Class B-2	750,000.00	748,754.95
Class B-2 Percentage	0.250006%	0.257213%

Class B-3	1,200,000.00	1,198,007.92
Class B-3 Percentage	0.400010%	0.411541%

Class B-4	300,000.00	299,501.98
Class B-4 Percentage	0.100002%	0.102885%

Class B-5	900,156.00	898,661.69
Class B-5 Percentage	0.300059%	0.308709%

Class AR	100.00	-
Class AR Percentage	0.000033%	0.000000%

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	1	0.212	427,679.38	0.147
6.0	-	6.3	16	3.390	10,024,700.48	3.444
6.3	-	6.5	110	23.305	74,846,125.54	25.711
6.5	-	6.8	103	21.822	71,039,604.30	24.404
6.8	-	7.0	126	26.695	71,736,433.95	24.643
7.0	-	7.3	49	10.381	29,788,848.47	10.233
7.3	-	7.5	31	6.568	15,693,165.10	5.391
7.5	-	7.8	18	3.814	7,372,287.86	2.533
7.8	-	8.0	7	1.483	3,877,799.25	1.332
>		8.0	11	2.331	6,296,205.92	2.163
Wgt Ave / Total:			472	100.000	291,102,850.25	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	3	0.636	214,503.91	0.074
75,000.00	-	100,000.00	4	0.847	356,663.79	0.123
100,000.00	-	125,000.00	3	0.636	339,976.27	0.117
125,000.00	-	150,000.00	7	1.483	974,360.18	0.335
150,000.00	-	175,000.00	4	0.847	659,741.90	0.227
175,000.00	-	200,000.00	5	1.059	938,911.31	0.323
200,000.00	-	225,000.00	7	1.483	1,492,500.06	0.513
225,000.00	-	250,000.00	7	1.483	1,690,694.88	0.581
250,000.00	-	275,000.00	4	0.847	1,042,328.48	0.358
275,000.00	-	300,000.00	3	0.636	895,747.97	0.308
300,000.00	-	325,000.00	9	1.907	2,822,290.71	0.970
325,000.00	-	350,000.00	7	1.483	2,313,160.83	0.795
350,000.00	-	375,000.00	11	2.331	3,996,071.45	1.373
375,000.00	-	400,000.00	6	1.271	2,317,941.24	0.796
400,000.00	-	425,000.00	10	2.119	4,125,237.90	1.417
425,000.00	-	450,000.00	13	2.754	5,711,907.97	1.962
450,000.00	-	475,000.00	13	2.754	6,055,495.35	2.080
475,000.00	-	500,000.00	29	6.144	14,194,683.36	4.876
500,000.00	-	525,000.00	31	6.568	15,973,109.24	5.487
525,000.00	-	550,000.00	28	5.932	15,105,415.36	5.189
550,000.00	-	575,000.00	18	3.814	10,112,441.94	3.474
575,000.00	-	600,000.00	46	9.746	27,200,378.78	9.344
600,000.00	-	625,000.00	26	5.508	15,947,671.04	5.478
625,000.00	-	650,000.00	26	5.508	16,713,232.00	5.741
650,000.00	-	675,000.00	12	2.542	7,939,157.89	2.727
675,000.00	-	700,000.00	14	2.966	9,640,699.09	3.312
700,000.00	-	725,000.00	7	1.483	5,016,573.05	1.723
725,000.00	-	750,000.00	15	3.178	11,107,361.39	3.816
750,000.00	-	775,000.00	8	1.695	6,131,254.18	2.106
775,000.00	-	800,000.00	11	2.331	8,685,098.99	2.984
>		800,000.00	85	18.008	91,388,239.74	31.394
Wgt Ave / Total:			472	100.000	291,102,850.25	100.000

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	153	32.415	101,208,597.31	34.767
FL	23	4.873	12,374,023.01	4.251
AZ	17	3.602	9,433,943.19	3.241
VA	15	3.178	8,193,311.98	2.815
WA	24	5.085	14,647,044.70	5.032
CO	12	2.542	7,291,971.82	2.505
Others	228	48.305	137,953,958.24	47.390
Wgt Ave / Total:	472	100.000	291,102,850.25	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	472	100.000	291,102,850.25	100.000
>		360	0	0.000	-	0.000
Wgt Ave / Total:			472	100.000	291,102,850.25	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 03/25/08
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Katharine Rayder	212-815-7115

CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A-1	12544QAA8	Senior	Deposit-100.00%	Fix-30/360	267,498,650.92	6.500000	3,966,126.70	1,448,951.03	5,415,077.73	-	263,532,524.22	-
A-2	12544QAB6	Senior	Deposit-100.00%	Fix-30/360	9,385,951.58	6.500000	139,162.84	50,840.57	190,003.42	-	9,246,788.73	-
A-3	12544QAC4	Senior	Exchange- 0.00%	Fix-30/360	276,884,602.50	6.500000	4,105,289.54	1,499,791.60	5,605,081.14	-	272,779,312.95	-
X	12544QAD2	Strip IO	N/A	Var-30/360	174,134,871.41	0.385041	-	55,874.23	55,874.23	-	170,951,114.30	-
PO	12544QAE0	Strip PO	N/A	Fix-30/360	3,735,522.23	0.000000	10,850.22	-	10,850.22	-	3,724,672.01	-

M	12544QAG5	Subordinate	N/A	Fix-30/360	5,091,533.67	6.500000	3,208.06	27,579.14	30,787.20	-	5,088,325.61	-
B-1	12544QAH3	Subordinate	N/A	Fix-30/360	2,246,264.85	6.500000	1,415.32	12,167.27	13,582.59	-	2,244,849.53	-
B-2	12554QAJ9	Subordinate	N/A	Fix-30/360	748,754.95	6.500000	471.77	4,055.76	4,527.53	-	748,283.18	-
B-3	12544QAK6	Subordinate	N/A	Fix-30/360	1,198,007.92	6.500000	754.84	6,489.21	7,244.05	-	1,197,253.08	-
B-4	12544QAL4	Subordinate	N/A	Fix-30/360	299,501.98	6.500000	188.71	1,622.30	1,811.01	-	299,313.27	-
B-5	12544QAM2	Subordinate	N/A	Fix-30/360	898,661.69	6.500000	566.23	4,867.75	5,433.98	-	898,095.46	-
AR	12554QAF7	Residual	N/A	Fix-30/360	-	6.500000	-	0.08	0.08	-	-	-

Totals					291,102,849.79		4,122,744.69	1,612,447.34	5,735,192.04	-	286,980,105.09	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A-1	12544QAA8	276,050,000.00	267,498,650.92	3,966,126.70	-	263,532,524.22	0.954655042
A-2	12544QAB6	9,686,000.00	9,385,951.58	139,162.84	-	9,246,788.73	0.954655042
A-3	12544QAC4	285,736,000.00	276,884,602.50	4,105,289.54	-	272,779,312.95	0.954655042
X	12544QAD2	182,309,101.00	174,134,871.41	-	-	170,951,114.30	0.937699289
PO	12544QAE0	3,756,372.20	3,735,522.23	10,850.22	-	3,724,672.01	0.991560956

M	12544QAG5	5,100,000.00	5,091,533.67	3,208.06	-	5,088,325.61	0.997710904
B-1	12544QAH3	2,250,000.00	2,246,264.85	1,415.32	-	2,244,849.53	0.997710904
B-2	12554QAJ9	750,000.00	748,754.95	471.77	-	748,283.18	0.997710904
B-3	12544QAK6	1,200,000.00	1,198,007.92	754.84	-	1,197,253.08	0.997710904
B-4	12544QAL4	300,000.00	299,501.98	188.71	-	299,313.27	0.997710904
B-5	12544QAM2	900,156.00	898,661.69	566.23	-	898,095.46	0.997710909
AR	12554QAF7	100.00	-	-	-	-	0.000000000

Totals		299,992,628.20	291,102,849.79	4,122,744.69	-	286,980,105.09

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Interest Shortfall	Interest Paid
A-1	267,498,650.92	6.500000	6.500000	1,448,951.03	1,448,951.03	-	1,448,951.03
A-2	9,385,951.58	6.500000	6.500000	50,840.57	50,840.57	-	50,840.57
A-3	276,884,602.50	6.500000	6.500000	1,499,791.60	1,499,791.60	-	1,499,791.60
X	174,134,871.41	0.385041	0.385041	55,874.23	55,874.23	-	55,874.23
PO	3,735,522.23	0.000000	0.000000	-	-	-	-

M	5,091,533.67	6.500000	6.500000	27,579.14	27,579.14	-	27,579.14
B-1	2,246,264.85	6.500000	6.500000	12,167.27	12,167.27	-	12,167.27
B-2	748,754.95	6.500000	6.500000	4,055.76	4,055.76	-	4,055.76
B-3	1,198,007.92	6.500000	6.500000	6,489.21	6,489.21	-	6,489.21
B-4	299,501.98	6.500000	6.500000	1,622.30	1,622.30	-	1,622.30
B-5	898,661.69	6.500000	6.500000	4,867.75	4,867.75	-	4,867.75
AR	-	6.500000	0.000000	-	-	-	0.08

Totals	291,102,849.79			1,612,447.26	1,612,447.26	-	1,612,447.34

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A-1	12544QAA8	276,050,000.00	969.022463038	14.367421482	5.248871675	954.655041555	6.500000
A-2	12544QAB6	9,686,000.00	969.022463038	14.367421482	5.248871675	954.655041555	6.500000
A-3	12544QAC4	285,736,000.00	969.022463038	14.367421482	5.248871675	954.655041555	6.500000
X	12544QAD2	182,309,101.00	955.162800183	0.000000000	0.306480727	937.699288529	0.385041
PO	12544QAE0	3,756,372.20	994.449439077	2.888482924	0.000000000	991.560956153	0.000000

M	12544QAG5	5,100,000.00	998.339935542	0.629031447	5.407674651	997.710904095	6.500000
B-1	12544QAH3	2,250,000.00	998.339935542	0.629031447	5.407674651	997.710904095	6.500000
B-2	12554QAJ9	750,000.00	998.339935542	0.629031447	5.407674651	997.710904095	6.500000
B-3	12544QAK6	1,200,000.00	998.339935542	0.629031447	5.407674651	997.710904095	6.500000
B-4	12544QAL4	300,000.00	998.339935542	0.629031447	5.407674651	997.710904095	6.500000
B-5	12544QAM2	900,156.00	998.339940272	0.629031450	5.407674676	997.710908822	6.500000
AR	12554QAF7	100.00	0.000000000	0.000000000	0.772815883	0.000000000	6.500000

Totals		299,992,628.20	970.366677130	13.742819998	5.374956544	956.623857099

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Katharine Rayder	212-815-7115

Pool Level Data
Distribution Date									3/25/2008
Cut-off Date									11/1/2007
Record Date									2/29/2008
Determination Date									3/1/2008
Accrual Period 30/360				Begin					2/1/2008
				End					3/1/2008
Number of Days in 30/360 Accrual Period									30

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								481
	Original Stated Principal Balance								299,992,628.66
	Original Weighted Average Mortgage Rate								6.85417%
	Original Weighted Average Net Mortgage Rate								6.65664%
	Original Weighted Average Remaining Term								360

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								472
	Loans Paid Off or otherwise removed pursuant to the PSA								6
	Ending Aggregate Loan Count								466

	Beginning Pool Stated Principal Balance								291,102,850.25
	Scheduled Principal								183,245.76
	Unscheduled Principal								3,939,498.93
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								286,980,105.56

	Weighted Averages

	Beginning Weighted Average Mortgage Rate								6.84477%
	Beginning Weighted Average Net Mortgage Rate								6.64692%
	Ending Weighted Average Mortgage Rate								6.84109%
	Ending Weighted Average Net Mortgage Rate								6.64311%

	Beginning Weighted Average Remaining Term to Maturity								357
	Ending Weighted Average Remaining Term to Maturity								356

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								43,900.13
	Net Master Servicing Fee								42,626.08
	Trustee Fee								2,183.27
	Lpmi								1,911.60
	Total Net Loan Fees								46,720.95

	Servicer Advances

	Principal Advances								4,960.07
	Interest Advances								46,805.22
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								51,765.29

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								3,252,354.55
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								1,274.05
	Compensating Interest								1,274.05
	Net Prepayment Interest Shortfall								-
	CPR %								15.09258%
	SMM %								1.35415%

	Net Interest Shortfalls

	Net Prepayment Interest Shortfalls								-
	Relief Act Reduction Shortfalls								-
	Total Net Interest Shortfalls								-

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	6	3,096,872.37	0	-	0	-	0	-	6	3,096,872.37
	1.29%	1.08%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.29%	1.08%

60 - 89	6	3,478,926.28	0	-	0	-	0	-	6	3,478,926.28
	1.29%	1.21%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.29%	1.21%

90 - 119	2	899,971.01	0	-	0	-	0	-	2	899,971.01
	0.43%	0.31%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.43%	0.31%

120 - 149	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

150 - 179	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

180 - 269	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

270 - 359	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	14	7,475,769.66	0	-	0	-	0	-	14	7,475,769.66
	3.00%	2.60%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	3.00%	2.60%

Group 1 - Current Delinquency Information (continued)

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	14	7,475,769.66	0	-	0	-	0	-	14	7,475,769.66
	3.00%	2.60%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	3.00%	2.60%

60+	8	4,378,897.29	0	-	0	-	0	-	8	4,378,897.29
	1.72%	1.53%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.72%	1.53%

90+	2	899,971.01	0	-	0	-	0	-	2	899,971.01
	0.43%	0.31%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.43%	0.31%

120+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

150+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

180+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

270+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Group 1 - Historical Delinquency Information

Loan Status	3/25/2008					2/25/2008		1/25/2008
30 - 59	#	Balance				#	Balance	#	Balance
	6	3,096,872.37				9	5,097,597.56	9	4,763,048.35
	1.29%	1.08%				1.91%	1.75%	1.89%	1.63%

60 - 89	6	3,478,926.28				2	900,357.02	0	-
	1.29%	1.21%				0.42%	0.31%	0.00%	0.00%

90 - 119	2	899,971.01				0	-	0	-
	0.43%	0.31%				0.00%	0.00%	0.00%	0.00%

120 - 149	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

150 - 179	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

180 - 269	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

270 - 359	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	14	7,475,769.66				11	5,997,954.58	9	4,763,048.35
	3.00%	2.60%				2.33%	2.06%	1.89%	1.63%

Group 1 - Historical Delinquency Information (continued)

Loan Status	3/25/2008					2/25/2008		1/25/2008
Total Bankruptcies	#	Balance				#	Balance	#	Balance
	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Foreclosures	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total REOs	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total BK, FC & REO	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	14	7,475,769.66				11	5,997,954.58	9	4,763,048.35
	3.00%	2.60%				2.33%	2.06%	1.89%	1.63%

60+	8	4,378,897.29				2	900,357.02	0	-
	1.72%	1.53%				0.42%	0.31%	0.00%	0.00%

90+	2	899,971.01				0	-	0	-
	0.43%	0.31%				0.00%	0.00%	0.00%	0.00%

120+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

150+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

180+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

270+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Delinquency Trigger Event

	60+ Delinquency Average							1,319,813.58
	Passing Delinquency Trigger Test							YES

Realized Loss Detail

	Current Period Realized Losses							-
	Cumulative Realized Losses							-
	Total Liquidated Loan Balance							-
	Total Liquidated Proceeds							-
	Subsequent Recoveries							-
	Passing Cumulative Loss Test							YES
	Monthly Default Rate							0.00000%
	Conditional Default Rate							0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Available Funds

	Interest

	Scheduled Interest Collected								1,659,168.28
	Plus: Compensating Interest								1,274.05
	Less: Master Servicer Fee								43,900.13
	Less: Mortgage Loan Premiums								1,911.60
	Less: Excess Master Servicing Fee								-
	Total Interest Available								1,614,630.60

	Principal

	Scheduled Principal								183,245.76
	Paid in Full Principal								3,252,354.55
	Curtailment Principal								687,144.38
	Liquidation Principal								-
	Repurchased Principal								-
	Substitution Adjustment Principal								-
	Unanticipated Principal Recoveries								-
	Total Principal Available								4,122,744.69

	Other Amounts

	Prepayment Penalites								-
	Other Amounts								-
	Total Other Remittance Amounts								-

	Total Available Funds								5,737,375.29

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								5,737,375.29
	Corridor Contract Proceeds Needed								-
	Capitalized Interest								-
	Supplemental Loan Deposit								-
	Corridor Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Amounts Available								5,737,375.29

	Distribution Payments

	Trustee Fee								2,183.27
	Class Payments								5,735,192.02
	Total Payments								5,737,375.29

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposits								5,737,375.29
	Withdrawals								5,737,375.29
	Ending Balance								-

	Exchangeable Certificates Distribution
	Account

	Beginnning Balance								-
	Deposit								-
	Withdrawal								-
	Ending Balance								-

Senior Principal Distribution Amounts

	PO Principal Amounts

	Beginning PO Balance								3,735,522.33
	PO Scheduled Principal								2,182.10
	PO Prepayments & Recoveries								8,668.12
	PO Liquidation Principal								-
	PO Principal Loss								-
	Ending PO Balance								3,724,672.11

	NON-PO Principal Amounts

	Beginning Non-PO Balance								287,367,327.92
	Non-PO Scheduled Principal								181,063.66
	Non-PO Prepayments & Recoveries								3,930,830.81
	Non-PO Liquidation Principal								-
	Non-PO Principal Loss								-
	Ending Non-PO Balance								283,255,433.45

Principal Distribution Amounts

	Senior and Subordinate Percentages

	Senior Percentage Original								96.45548%
	Senior Prepayment Percentage Original								100.00000%
	Senior Percentage								96.35215%
	Senior Prepayment Percentage								100.00000%
	Subordinate Percentages								3.64785%
	Subordinate Prepayment Percentage								0.00000%

	Principal Distribution Amounts

	Senior Principal Distribution Amount								4,105,289.54
	Subordinate Principal Distribution Amount								6,604.93
	PO Principal Distribution Amount								10,850.22
	Total Principal Distribution Amount								4,122,744.69

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			289,492,372.20	276,503,984.96
Class A Percentage			96.499829%	96.349531%

Class M			5,100,000.00	5,088,325.61
Class M Percentage			1.700042%	1.773059%

Class B-1			2,250,000.00	2,244,849.53
Class B-1 Percentage			0.750018%	0.782232%

Class B-2			750,000.00	748,283.18
Class B-2 Percentage			0.250006%	0.260744%

Class B-3			1,200,000.00	1,197,253.08
Class B-3 Percentage			0.400010%	0.417190%

Class B-4			300,000.00	299,313.27
Class B-4 Percentage			0.100002%	0.104298%

Class B-5			900,156.00	898,095.46
Class B-5 Percentage			0.300059%	0.312947%

Class AR			100.00	-
Class AR Percentage			0.000033%	0.000000%

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	1	0.215	427,230.65	0.149
6.0	-	6.3	16	3.433	10,018,208.04	3.491
6.3	-	6.5	110	23.605	74,750,029.40	26.047
6.5	-	6.8	102	21.888	69,625,242.59	24.261
6.8	-	7.0	125	26.824	71,221,599.50	24.818
7.0	-	7.3	47	10.086	29,112,419.02	10.144
7.3	-	7.5	30	6.438	14,722,650.68	5.130
7.5	-	7.8	18	3.863	7,367,331.81	2.567
7.8	-	8.0	6	1.288	3,441,814.81	1.199
>		8.0	11	2.361	6,293,579.06	2.193
		Wgt Ave / Total:	466	100.000	286,980,105.56	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	3	0.644	214,326.83	0.075
75,000.00	-	100,000.00	4	0.858	356,119.83	0.124
100,000.00	-	125,000.00	3	0.644	339,576.77	0.118
125,000.00	-	150,000.00	7	1.502	973,947.82	0.339
150,000.00	-	175,000.00	4	0.858	659,156.56	0.230
175,000.00	-	200,000.00	5	1.073	938,467.74	0.327
200,000.00	-	225,000.00	7	1.502	1,491,402.46	0.520
225,000.00	-	250,000.00	7	1.502	1,689,785.37	0.589
250,000.00	-	275,000.00	4	0.858	1,041,855.96	0.363
275,000.00	-	300,000.00	4	0.858	1,173,972.53	0.409
300,000.00	-	325,000.00	9	1.931	2,824,332.29	0.984
325,000.00	-	350,000.00	6	1.288	1,986,732.41	0.692
350,000.00	-	375,000.00	11	2.361	3,994,340.74	1.392
375,000.00	-	400,000.00	6	1.288	2,316,306.38	0.807
400,000.00	-	425,000.00	10	2.146	4,123,361.29	1.437
425,000.00	-	450,000.00	11	2.361	4,836,844.04	1.685
450,000.00	-	475,000.00	14	3.004	6,524,430.79	2.273
475,000.00	-	500,000.00	27	5.794	13,229,233.93	4.610
500,000.00	-	525,000.00	31	6.652	15,960,051.56	5.561
525,000.00	-	550,000.00	29	6.223	15,633,199.36	5.447
550,000.00	-	575,000.00	18	3.863	10,103,032.52	3.520
575,000.00	-	600,000.00	45	9.657	26,599,362.25	9.269
600,000.00	-	625,000.00	26	5.579	15,936,091.84	5.553
625,000.00	-	650,000.00	26	5.579	16,701,653.29	5.820
650,000.00	-	675,000.00	13	2.790	8,607,800.93	2.999
675,000.00	-	700,000.00	13	2.790	8,934,858.56	3.113
700,000.00	-	725,000.00	6	1.288	4,292,038.18	1.496
725,000.00	-	750,000.00	15	3.219	11,099,768.41	3.868
750,000.00	-	775,000.00	7	1.502	5,359,009.42	1.867
775,000.00	-	800,000.00	11	2.361	8,679,429.16	3.024
>		800,000.00	84	18.026	90,359,616.34	31.486
		Wgt Ave / Total:	466	100.000	286,980,105.56	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	152	32.618	100,322,047.96	34.958
		FL	23	4.936	12,366,600.72	4.309
		AZ	16	3.433	8,983,867.71	3.130
		VA	15	3.219	8,187,491.65	2.853
		WA	23	4.936	14,203,750.63	4.949
		CO	12	2.575	7,247,604.12	2.525
		Others	225	48.283	135,668,742.77	47.275
		Wgt Ave / Total:	466	100.000	286,980,105.56	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	466	100.000	286,980,105.56	100.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	466	100.000	286,980,105.56	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 04/25/08
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Katharine Rayder	212-815-7115

CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A-1	12544QAA8	Senior	Deposit-100.00%	Fix-30/360	263,532,524.22	6.500000	3,130,770.40	1,427,467.84	4,558,238.24	-	260,401,753.83	-
A-2	12544QAB6	Senior	Deposit-100.00%	Fix-30/360	9,246,788.73	6.500000	109,851.99	50,086.77	159,938.76	-	9,136,936.74	-
A-3	12544QAC4	Senior	Exchange- 0.00%	Fix-30/360	272,779,312.95	6.500000	3,240,622.39	1,477,554.61	4,718,177.00	-	269,538,690.57	-
X	12544QAD2	Strip IO	N/A	Var-30/360	170,951,114.30	0.381868	-	54,400.65	54,400.65	-	169,323,805.84	-
PO	12544QAE0	Strip PO	N/A	Fix-30/360	3,724,672.01	0.000000	37,472.68	-	37,472.68	-	3,687,199.33	-

M	12544QAG5	Subordinate	N/A	Fix-30/360	5,088,325.61	6.500000	3,304.92	27,561.76	30,866.69	-	5,085,020.69	-
B-1	12544QAH3	Subordinate	N/A	Fix-30/360	2,244,849.53	6.500000	1,458.05	12,159.60	13,617.66	-	2,243,391.48	-
B-2	12554QAJ9	Subordinate	N/A	Fix-30/360	748,283.18	6.500000	486.02	4,053.20	4,539.22	-	747,797.16	-
B-3	12544QAK6	Subordinate	N/A	Fix-30/360	1,197,253.08	6.500000	777.63	6,485.12	7,262.75	-	1,196,475.46	-
B-4	12544QAL4	Subordinate	N/A	Fix-30/360	299,313.27	6.500000	194.41	1,621.28	1,815.69	-	299,118.86	-
B-5	12544QAM2	Subordinate	N/A	Fix-30/360	898,095.46	6.500000	583.28	4,864.68	5,447.96	-	897,512.18	-
AR	12554QAF7	Residual	N/A	Fix-30/360	-	6.500000	-	-	-	-	-	-

Totals					286,980,105.09		3,284,899.38	1,588,700.90	4,873,600.30	-	283,695,205.73	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A-1	12544QAA8	276,050,000.00	263,532,524.22	3,130,770.40	-	260,401,753.83	0.943313725
A-2	12544QAB6	9,686,000.00	9,246,788.73	109,851.99	-	9,136,936.74	0.943313725
A-3	12544QAC4	285,736,000.00	272,779,312.95	3,240,622.39	-	269,538,690.57	0.943313725
X	12544QAD2	182,309,101.00	170,951,114.30	-	-	169,323,805.84	0.928773193
PO	12544QAE0	3,756,372.20	3,724,672.01	37,472.68	-	3,687,199.33	0.981585194

M	12544QAG5	5,100,000.00	5,088,325.61	3,304.92	-	5,085,020.69	0.997062880
B-1	12544QAH3	2,250,000.00	2,244,849.53	1,458.05	-	2,243,391.48	0.997062880
B-2	12554QAJ9	750,000.00	748,283.18	486.02	-	747,797.16	0.997062880
B-3	12544QAK6	1,200,000.00	1,197,253.08	777.63	-	1,196,475.46	0.997062880
B-4	12544QAL4	300,000.00	299,313.27	194.41	-	299,118.86	0.997062880
B-5	12544QAM2	900,156.00	898,095.46	583.28	-	897,512.18	0.997062934
AR	12554QAF7	100.00	-	-	-	-	0.000000000

Totals		299,992,628.20	286,980,105.09	3,284,899.38	-	283,695,205.73

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Interest Shortfall	Interest Paid
A-1	263,532,524.22	6.500000	6.500000	1,427,467.84	1,427,467.84	-	1,427,467.84
A-2	9,246,788.73	6.500000	6.500000	50,086.77	50,086.77	-	50,086.77
A-3	272,779,312.95	6.500000	6.500000	1,477,554.61	1,477,554.61	-	1,477,554.61
X	170,951,114.30	0.381868	0.381868	54,400.65	54,400.65	-	54,400.65
PO	3,724,672.01	0.000000	0.000000	-	-	-	-

M	5,088,325.61	6.500000	6.500000	27,561.76	27,561.76	-	27,561.76
B-1	2,244,849.53	6.500000	6.500000	12,159.60	12,159.60	-	12,159.60
B-2	748,283.18	6.500000	6.500000	4,053.20	4,053.20	-	4,053.20
B-3	1,197,253.08	6.500000	6.500000	6,485.12	6,485.12	-	6,485.12
B-4	299,313.27	6.500000	6.500000	1,621.28	1,621.28	-	1,621.28
B-5	898,095.46	6.500000	6.500000	4,864.68	4,864.68	-	4,864.68
AR	-	6.500000	0.000000	-	-	-	-

Totals	286,980,105.09			1,588,700.90	1,588,700.90	-	1,588,700.90

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A-1	12544QAA8	276,050,000.00	954.655041555	11.341316414	5.171048142	943.313725141	6.500000
A-2	12544QAB6	9,686,000.00	954.655041555	11.341316414	5.171048142	943.313725141	6.500000
A-3	12544QAC4	285,736,000.00	954.655041555	11.341316414	5.171048142	943.313725141	6.500000
X	12544QAD2	182,309,101.00	937.699288529	0.000000000	0.298397896	928.773192952	0.381868
PO	12544QAE0	3,756,372.20	991.560956153	9.975762463	0.000000000	981.585193689	0.000000

M	12544QAG5	5,100,000.00	997.710904095	0.648024305	5.404267397	997.062879790	6.500000
B-1	12544QAH3	2,250,000.00	997.710904095	0.648024305	5.404267397	997.062879790	6.500000
B-2	12554QAJ9	750,000.00	997.710904095	0.648024305	5.404267397	997.062879790	6.500000
B-3	12544QAK6	1,200,000.00	997.710904095	0.648024305	5.404267397	997.062879790	6.500000
B-4	12544QAL4	300,000.00	997.710904095	0.648024305	5.404267397	997.062879790	6.500000
B-5	12544QAM2	900,156.00	997.710908822	0.647974521	5.404267423	997.062934300	6.500000
AR	12554QAF7	100.00	0.000000000	0.000000000	0.000000000	0.000000000	6.500000

Totals		299,992,628.20	956.623857099	10.949933669	5.295799799	945.673923497

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Katharine Rayder	212-815-7115

Pool Level Data
Distribution Date									4/25/2008
Cut-off Date									11/1/2007
Record Date									3/31/2008
Determination Date									4/1/2008
Accrual Period 30/360				Begin					3/1/2008
				End					4/1/2008
Number of Days in 30/360 Accrual Period									30

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								481
	Original Stated Principal Balance								299,992,628.66
	Original Weighted Average Mortgage Rate								6.85417%
	Original Weighted Average Net Mortgage Rate								6.65664%
	Original Weighted Average Remaining Term								360

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								466
	Loans Paid Off or otherwise removed pursuant to the PSA								4
	Ending Aggregate Loan Count								462

	Beginning Pool Stated Principal Balance								286,980,105.56
	Scheduled Principal								186,173.24
	Unscheduled Principal								3,098,726.18
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								283,695,206.14

	Weighted Averages

	Beginning Weighted Average Mortgage Rate								6.84109%
	Beginning Weighted Average Net Mortgage Rate								6.64311%
	Ending Weighted Average Mortgage Rate								6.83972%
	Ending Weighted Average Net Mortgage Rate								6.64167%

	Beginning Weighted Average Remaining Term to Maturity								356
	Ending Weighted Average Remaining Term to Maturity								355

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								43,284.33
	Net Master Servicing Fee								40,665.58
	Trustee Fee								2,152.35
	Lpmi								1,910.62
	Total Net Loan Fees								44,728.55

	Servicer Advances

	Principal Advances								5,414.55
	Interest Advances								51,446.27
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								56,860.82

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								2,389,167.16
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								2,618.75
	Compensating Interest								2,618.75
	Net Prepayment Interest Shortfall								-
	CPR %								12.22225%
	SMM %								1.08047%

	Net Interest Shortfalls

	Net Prepayment Interest Shortfalls								-
	Relief Act Reduction Shortfalls								-
	Total Net Interest Shortfalls								-

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	6	3,177,426.56	0	-	0	-	0	-	6	3,177,426.56
	1.30%	1.12%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.30%	1.12%

60 - 89	2	1,166,117.96	0	-	0	-	0	-	2	1,166,117.96
	0.43%	0.41%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.43%	0.41%

90 - 119	5	2,863,701.92	0	-	0	-	0	-	5	2,863,701.92
	1.08%	1.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.08%	1.01%

120 - 149	2	899,582.47	0	-	0	-	0	-	2	899,582.47
	0.43%	0.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.43%	0.32%

150 - 179	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

180 - 269	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

270 - 359	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	15	8,106,828.91	0	-	0	-	0	-	15	8,106,828.91
	3.25%	2.86%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	3.25%	2.86%

Group 1 - Current Delinquency Information (continued)

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	15	8,106,828.91	0	-	0	-	0	-	15	8,106,828.91
	3.25%	2.86%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	3.25%	2.86%

60+	9	4,929,402.35	0	-	0	-	0	-	9	4,929,402.35
	1.95%	1.74%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.95%	1.74%

90+	7	3,763,284.39	0	-	0	-	0	-	7	3,763,284.39
	1.52%	1.33%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.52%	1.33%

120+	2	899,582.47	0	-	0	-	0	-	2	899,582.47
	0.43%	0.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.43%	0.32%

150+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

180+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

270+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Group 1 - Historical Delinquency Information

Loan Status	4/25/2008			3/25/2008		2/25/2008		1/25/2008
30 - 59	#	Balance		#	Balance	#	Balance	#	Balance
	6	3,177,426.56		6	3,096,872.37	9	5,097,597.56	9	4,763,048.35
	1.30%	1.12%		1.29%	1.08%	1.91%	1.75%	1.89%	1.63%

60 - 89	2	1,166,117.96		6	3,478,926.28	2	900,357.02	0	-
	0.43%	0.41%		1.29%	1.21%	0.42%	0.31%	0.00%	0.00%

90 - 119	5	2,863,701.92		2	899,971.01	0	-	0	-
	1.08%	1.01%		0.43%	0.31%	0.00%	0.00%	0.00%	0.00%

120 - 149	2	899,582.47		0	-	0	-	0	-
	0.43%	0.32%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

150 - 179	0	-		0	-	0	-	0	-
	0.00%	0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

180 - 269	0	-		0	-	0	-	0	-
	0.00%	0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

270 - 359	0	-		0	-	0	-	0	-
	0.00%	0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-		0	-	0	-	0	-
	0.00%	0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	15	8,106,828.91		14	7,475,769.66	11	5,997,954.58	9	4,763,048.35
	3.25%	2.86%		3.00%	2.60%	2.33%	2.06%	1.89%	1.63%

Group 1 - Historical Delinquency Information (continued)

Loan Status	4/25/2008			3/25/2008		2/25/2008		1/25/2008
Total Bankruptcies	#	Balance		#	Balance	#	Balance	#	Balance
	0	-		0	-	0	-	0	-
	0.00%	0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Foreclosures	0	-		0	-	0	-	0	-
	0.00%	0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total REOs	0	-		0	-	0	-	0	-
	0.00%	0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total BK, FC & REO	0	-		0	-	0	-	0	-
	0.00%	0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	15	8,106,828.91		14	7,475,769.66	11	5,997,954.58	9	4,763,048.35
	3.25%	2.86%		3.00%	2.60%	2.33%	2.06%	1.89%	1.63%

60+	9	4,929,402.35		8	4,378,897.29	2	900,357.02	0	-
	1.95%	1.74%		1.72%	1.53%	0.42%	0.31%	0.00%	0.00%

90+	7	3,763,284.39		2	899,971.01	0	-	0	-
	1.52%	1.33%		0.43%	0.31%	0.00%	0.00%	0.00%	0.00%

120+	2	899,582.47		0	-	0	-	0	-
	0.43%	0.32%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

150+	0	-		0	-	0	-	0	-
	0.00%	0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

180+	0	-		0	-	0	-	0	-
	0.00%	0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

270+	0	-		0	-	0	-	0	-
	0.00%	0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-		0	-	0	-	0	-
	0.00%	0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Delinquency Trigger Event

	60+ Delinquency Average							2,041,731.33
	Passing Delinquency Trigger Test							YES

Realized Loss Detail

	Current Period Realized Losses							-
	Cumulative Realized Losses							-
	Total Liquidated Loan Balance							-
	Total Liquidated Proceeds							-
	Subsequent Recoveries							-
	Passing Cumulative Loss Test							YES
	Monthly Default Rate							0.00000%
	Conditional Default Rate							0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Available Funds

	Interest

	Scheduled Interest Collected								1,633,429.42
	Plus: Compensating Interest								2,618.75
	Less: Master Servicer Fee								43,284.33
	Less: Mortgage Loan Premiums								1,910.62
	Less: Excess Master Servicing Fee								-
	Total Interest Available								1,590,853.22

	Principal

	Scheduled Principal								186,173.24
	Paid in Full Principal								2,389,167.16
	Curtailment Principal								709,559.02
	Liquidation Principal								-
	Repurchased Principal								-
	Substitution Adjustment Principal								-
	Unanticipated Principal Recoveries								-
	Total Principal Available								3,284,899.42

	Other Amounts

	Prepayment Penalites								-
	Other Amounts								-
	Total Other Remittance Amounts								-

	Total Available Funds								4,875,752.64

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								4,875,752.64
	Corridor Contract Proceeds Needed								-
	Capitalized Interest								-
	Supplemental Loan Deposit								-
	Corridor Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Amounts Available								4,875,752.64

	Distribution Payments

	Trustee Fee								2,152.35
	Class Payments								4,873,600.29
	Total Payments								4,875,752.64

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposits								4,875,752.64
	Withdrawals								4,875,752.64
	Ending Balance								-

	Exchangeable Certificates Distribution
	Account

	Beginnning Balance								-
	Deposit								-
	Withdrawal								-
	Ending Balance								-

Senior Principal Distribution Amounts

	PO Principal Amounts

	Beginning PO Balance								3,724,672.11
	PO Scheduled Principal								2,195.69
	PO Prepayments & Recoveries								35,276.98
	PO Liquidation Principal								-
	PO Principal Loss								-
	Ending PO Balance								3,687,199.43

	NON-PO Principal Amounts

	Beginning Non-PO Balance								283,255,433.45
	Non-PO Scheduled Principal								183,977.55
	Non-PO Prepayments & Recoveries								3,063,449.20
	Non-PO Liquidation Principal								-
	Non-PO Principal Loss								-
	Ending Non-PO Balance								280,008,006.71

Principal Distribution Amounts

	Senior and Subordinate Percentages

	Senior Percentage Original								96.45548%
	Senior Prepayment Percentage Original								100.00000%
	Senior Percentage								96.30153%
	Senior Prepayment Percentage								100.00000%
	Subordinate Percentages								3.69847%
	Subordinate Prepayment Percentage								0.00000%

	Principal Distribution Amounts

	Senior Principal Distribution Amount								3,240,622.39
	Subordinate Principal Distribution Amount								6,804.36
	PO Principal Distribution Amount								37,472.68
	Total Principal Distribution Amount								3,284,899.42

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			289,492,372.20	273,225,889.90
Class A Percentage			96.499829%	96.309661%

Class M			5,100,000.00	5,085,020.69
Class M Percentage			1.700042%	1.792424%

Class B-1			2,250,000.00	2,243,391.48
Class B-1 Percentage			0.750018%	0.790775%

Class B-2			750,000.00	747,797.16
Class B-2 Percentage			0.250006%	0.263592%

Class B-3			1,200,000.00	1,196,475.46
Class B-3 Percentage			0.400010%	0.421747%

Class B-4			300,000.00	299,118.86
Class B-4 Percentage			0.100002%	0.105437%

Class B-5			900,156.00	897,512.18
Class B-5 Percentage			0.300059%	0.316365%

Class AR			100.00	-
Class AR Percentage			0.000033%	0.000000%

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	1	0.216	426,779.67	0.150
6.0	-	6.3	16	3.463	10,012,798.85	3.529
6.3	-	6.5	109	23.593	73,622,210.26	25.951
6.5	-	6.8	101	21.861	69,054,703.10	24.341
6.8	-	7.0	125	27.056	71,172,030.38	25.087
7.0	-	7.3	47	10.173	28,504,182.36	10.047
7.3	-	7.5	29	6.277	14,396,461.20	5.075
7.5	-	7.8	17	3.680	6,776,812.01	2.389
7.8	-	8.0	6	1.299	3,438,293.40	1.212
>		8.0	11	2.381	6,290,934.91	2.217
		Wgt Ave / Total:	462	100.000	283,695,206.14	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	3	0.649	214,148.69	0.075
75,000.00	-	100,000.00	4	0.866	355,508.91	0.125
100,000.00	-	125,000.00	3	0.649	339,141.22	0.120
125,000.00	-	150,000.00	7	1.515	973,503.00	0.343
150,000.00	-	175,000.00	5	1.082	822,984.00	0.290
175,000.00	-	200,000.00	4	0.866	759,859.54	0.268
200,000.00	-	225,000.00	7	1.515	1,490,328.36	0.525
225,000.00	-	250,000.00	7	1.515	1,688,759.34	0.595
250,000.00	-	275,000.00	4	0.866	1,041,379.04	0.367
275,000.00	-	300,000.00	4	0.866	1,175,156.52	0.414
300,000.00	-	325,000.00	8	1.732	2,515,013.42	0.887
325,000.00	-	350,000.00	6	1.299	1,985,365.04	0.700
350,000.00	-	375,000.00	12	2.597	4,358,088.88	1.536
375,000.00	-	400,000.00	6	1.299	2,314,661.99	0.816
400,000.00	-	425,000.00	10	2.165	4,121,474.31	1.453
425,000.00	-	450,000.00	11	2.381	4,833,892.22	1.704
450,000.00	-	475,000.00	15	3.247	6,981,807.77	2.461
475,000.00	-	500,000.00	27	5.844	13,219,378.29	4.660
500,000.00	-	525,000.00	30	6.494	15,448,228.26	5.445
525,000.00	-	550,000.00	28	6.061	15,080,103.25	5.316
550,000.00	-	575,000.00	18	3.896	10,093,165.62	3.558
575,000.00	-	600,000.00	45	9.740	26,593,962.77	9.374
600,000.00	-	625,000.00	25	5.411	15,323,522.84	5.401
625,000.00	-	650,000.00	28	6.061	17,988,583.45	6.341
650,000.00	-	675,000.00	11	2.381	7,303,164.56	2.574
675,000.00	-	700,000.00	13	2.814	8,928,962.32	3.147
700,000.00	-	725,000.00	6	1.299	4,286,855.79	1.511
725,000.00	-	750,000.00	15	3.247	11,092,044.05	3.910
750,000.00	-	775,000.00	8	1.732	6,129,146.32	2.160
775,000.00	-	800,000.00	10	2.165	7,897,715.90	2.784
>		800,000.00	82	17.749	88,339,300.47	31.139
		Wgt Ave / Total:	462	100.000	283,695,206.14	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	152	32.900	99,659,184.39	35.129
		FL	23	4.978	12,359,048.66	4.356
		AZ	16	3.463	8,975,574.89	3.164
		VA	15	3.247	8,182,252.71	2.884
		WA	22	4.762	13,197,420.61	4.652
		CO	12	2.597	7,163,113.38	2.525
		Others	222	48.052	134,158,611.50	47.290
		Wgt Ave / Total:	462	100.000	283,695,206.14	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	462	100.000	283,695,206.14	100.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	462	100.000	283,695,206.14	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 05/27/08
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Katharine Rayder	212-815-7115

CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A-1	12544QAA8	Senior	Deposit-100.00%	Fix-30/360	260,401,753.83	6.500000	3,432,813.20	1,410,509.50	4,843,322.70	-	256,968,940.63	-
A-2	12544QAB6	Senior	Deposit-100.00%	Fix-30/360	9,136,936.74	6.500000	120,450.02	49,491.74	169,941.76	-	9,016,486.72	-
A-3	12544QAC4	Senior	Exchange- 0.00%	Fix-30/360	269,538,690.57	6.500000	3,553,263.22	1,460,001.24	5,013,264.46	-	265,985,427.34	-
X	12544QAD2	Strip IO	N/A	Var-30/360	169,323,805.84	0.378902	-	53,464.32	53,464.32	-	165,976,960.21	-
PO	12544QAE0	Strip PO	N/A	Fix-30/360	3,687,199.33	0.000000	2,962.89	-	2,962.89	-	3,684,236.44	-

M	12544QAG5	Subordinate	N/A	Fix-30/360	5,085,020.69	6.500000	3,314.45	27,543.86	30,858.32	-	5,081,706.23	-
B-1	12544QAH3	Subordinate	N/A	Fix-30/360	2,243,391.48	6.500000	1,462.26	12,151.70	13,613.96	-	2,241,929.22	-
B-2	12554QAJ9	Subordinate	N/A	Fix-30/360	747,797.16	6.500000	487.42	4,050.57	4,537.99	-	747,309.74	-
B-3	12544QAK6	Subordinate	N/A	Fix-30/360	1,196,475.46	6.500000	779.87	6,480.91	7,260.78	-	1,195,695.58	-
B-4	12544QAL4	Subordinate	N/A	Fix-30/360	299,118.86	6.500000	194.97	1,620.23	1,815.20	-	298,923.90	-
B-5	12544QAM2	Subordinate	N/A	Fix-30/360	897,512.18	6.500000	585.01	4,861.52	5,446.53	-	896,927.18	-
AR	12554QAF7	Residual	N/A	Fix-30/360	-	6.500000	-	0.09	0.09	-	-	-

Totals					283,695,205.73		3,563,050.09	1,570,174.44	5,133,224.54	-	280,132,155.64	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A-1	12544QAA8	276,050,000.00	260,401,753.83	3,432,813.20	-	256,968,940.63	0.930878249
A-2	12544QAB6	9,686,000.00	9,136,936.74	120,450.02	-	9,016,486.72	0.930878249
A-3	12544QAC4	285,736,000.00	269,538,690.57	3,553,263.22	-	265,985,427.34	0.930878249
X	12544QAD2	182,309,101.00	169,323,805.84	-	-	165,976,960.21	0.910415110
PO	12544QAE0	3,756,372.20	3,687,199.33	2,962.89	-	3,684,236.44	0.980796430

M	12544QAG5	5,100,000.00	5,085,020.69	3,314.45	-	5,081,706.23	0.996412987
B-1	12544QAH3	2,250,000.00	2,243,391.48	1,462.26	-	2,241,929.22	0.996412987
B-2	12554QAJ9	750,000.00	747,797.16	487.42	-	747,309.74	0.996412987
B-3	12544QAK6	1,200,000.00	1,196,475.46	779.87	-	1,195,695.58	0.996412987
B-4	12544QAL4	300,000.00	299,118.86	194.97	-	298,923.90	0.996412987
B-5	12544QAM2	900,156.00	897,512.18	585.01	-	896,927.18	0.996413041
AR	12554QAF7	100.00	-	-	-	-	0.000000000

Totals		299,992,628.20	283,695,205.73	3,563,050.09	-	280,132,155.64

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Interest Shortfall	Interest Paid
A-1	260,401,753.83	6.500000	6.500000	1,410,509.50	1,410,509.50	-	1,410,509.50
A-2	9,136,936.74	6.500000	6.500000	49,491.74	49,491.74	-	49,491.74
A-3	269,538,690.57	6.500000	6.500000	1,460,001.24	1,460,001.24	-	1,460,001.24
X	169,323,805.84	0.378902	0.378902	53,464.32	53,464.32	-	53,464.32
PO	3,687,199.33	0.000000	0.000000	-	-	-	-

M	5,085,020.69	6.500000	6.500000	27,543.86	27,543.86	-	27,543.86
B-1	2,243,391.48	6.500000	6.500000	12,151.70	12,151.70	-	12,151.70
B-2	747,797.16	6.500000	6.500000	4,050.57	4,050.57	-	4,050.57
B-3	1,196,475.46	6.500000	6.500000	6,480.91	6,480.91	-	6,480.91
B-4	299,118.86	6.500000	6.500000	1,620.23	1,620.23	-	1,620.23
B-5	897,512.18	6.500000	6.500000	4,861.52	4,861.52	-	4,861.52
AR	-	6.500000	0.000000	-	-	-	0.09

Totals	283,695,205.73			1,570,174.35	1,570,174.35	-	1,570,174.44

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A-1	12544QAA8	276,050,000.00	943.313725141	12.435476182	5.109616011	930.878248959	6.500000
A-2	12544QAB6	9,686,000.00	943.313725141	12.435476182	5.109616011	930.878248959	6.500000
A-3	12544QAC4	285,736,000.00	943.313725141	12.435476182	5.109616011	930.878248959	6.500000
X	12544QAD2	182,309,101.00	928.773192952	0.000000000	0.293261962	910.415109830	0.378902
PO	12544QAE0	3,756,372.20	981.585193689	0.788763461	0.000000000	980.796430228	0.000000

M	12544QAG5	5,100,000.00	997.062879790	0.649893060	5.400757266	996.412986729	6.500000
B-1	12544QAH3	2,250,000.00	997.062879790	0.649893060	5.400757266	996.412986729	6.500000
B-2	12554QAJ9	750,000.00	997.062879790	0.649893060	5.400757266	996.412986729	6.500000
B-3	12544QAK6	1,200,000.00	997.062879790	0.649893060	5.400757266	996.412986729	6.500000
B-4	12544QAL4	300,000.00	997.062879790	0.649893060	5.400757266	996.412986729	6.500000
B-5	12544QAM2	900,156.00	997.062934300	0.649893096	5.400757561	996.413041204	6.500000
AR	12554QAF7	100.00	0.000000000	0.000000000	0.859965601	0.000000000	6.500000

Totals		299,992,628.20	945.673923497	11.877125486	5.234043414	933.796798011

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Katharine Rayder	212-815-7115

Pool Level Data
Distribution Date									5/27/2008
Cut-off Date									11/1/2007
Record Date									4/30/2008
Determination Date									5/1/2008
Accrual Period 30/360				Begin					4/1/2008
				End					5/1/2008
Number of Days in 30/360 Accrual Period									30

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								481
	Original Stated Principal Balance								299,992,628.66
	Original Weighted Average Mortgage Rate								6.85417%
	Original Weighted Average Net Mortgage Rate								6.65664%
	Original Weighted Average Remaining Term								360

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								462
	Loans Paid Off or otherwise removed pursuant to the PSA								4
	Ending Aggregate Loan Count								458

	Beginning Pool Stated Principal Balance								283,695,206.14
	Scheduled Principal								184,692.83
	Unscheduled Principal								3,378,357.26
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								280,132,156.05

	Weighted Averages

	Beginning Weighted Average Mortgage Rate								6.83972%
	Beginning Weighted Average Net Mortgage Rate								6.64167%
	Ending Weighted Average Mortgage Rate								6.82954%
	Ending Weighted Average Net Mortgage Rate								6.63134%

	Beginning Weighted Average Remaining Term to Maturity								355
	Ending Weighted Average Remaining Term to Maturity								354

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								42,785.29
	Net Master Servicing Fee								38,727.41
	Trustee Fee								2,127.71
	Lpmi								1,909.64
	Total Net Loan Fees								42,764.76

	Servicer Advances

	Principal Advances								6,306.03
	Interest Advances								67,961.79
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								74,267.82

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								3,156,021.55
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								4,057.88
	Compensating Interest								4,057.88
	Net Prepayment Interest Shortfall								-
	CPR %								13.39847%
	SMM %								1.19162%

	Net Interest Shortfalls

	Net Prepayment Interest Shortfalls								-
	Relief Act Reduction Shortfalls								-
	Total Net Interest Shortfalls								-

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	8	5,231,717.11	0	-	0	-	0	-	8	5,231,717.11
	1.75%	1.87%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.75%	1.87%

60 - 89	2	1,040,388.16	0	-	0	-	0	-	2	1,040,388.16
	0.44%	0.37%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.44%	0.37%

90 - 119	2	1,165,369.50	0	-	0	-	0	-	2	1,165,369.50
	0.44%	0.42%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.44%	0.42%

120 - 149	3	1,688,781.80	0	-	2	1,173,081.68	0	-	5	2,861,863.48
	0.66%	0.60%	0.00%	0.00%	0.44%	0.42%	0.00%	0.00%	1.09%	1.02%

150 - 179	2	899,191.38	0	-	0	-	0	-	2	899,191.38
	0.44%	0.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.44%	0.32%

180 - 269	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

270 - 359	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	17	10,025,447.95	0	-	2	1,173,081.68	0	-	19	11,198,529.63
	3.71%	3.58%	0.00%	0.00%	0.44%	0.42%	0.00%	0.00%	4.15%	4.00%

Group 1 - Current Delinquency Information (continued)

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	17	10,025,447.95	0	-	2	1,173,081.68	0	-	19	11,198,529.63
	3.71%	3.58%	0.00%	0.00%	0.44%	0.42%	0.00%	0.00%	4.15%	4.00%

60+	9	4,793,730.84	0	-	2	1,173,081.68	0	-	11	5,966,812.52
	1.97%	1.71%	0.00%	0.00%	0.44%	0.42%	0.00%	0.00%	2.40%	2.13%

90+	7	3,753,342.68	0	-	2	1,173,081.68	0	-	9	4,926,424.36
	1.53%	1.34%	0.00%	0.00%	0.44%	0.42%	0.00%	0.00%	1.97%	1.76%

120+	5	2,587,973.18	0	-	2	1,173,081.68	0	-	7	3,761,054.86
	1.09%	0.92%	0.00%	0.00%	0.44%	0.42%	0.00%	0.00%	1.53%	1.34%

150+	2	899,191.38	0	-	0	-	0	-	2	899,191.38
	0.44%	0.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.44%	0.32%

180+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

270+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Group 1 - Historical Delinquency Information

Loan Status	5/25/2008		4/25/2008		3/25/2008		2/25/2008		1/25/2008
30 - 59	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	8	5,231,717.11	6	3,177,426.56	6	3,096,872.37	9	5,097,597.56	9	4,763,048.35
	1.75%	1.87%	1.30%	1.12%	1.29%	1.08%	1.91%	1.75%	1.89%	1.63%

60 - 89	2	1,040,388.16	2	1,166,117.96	6	3,478,926.28	2	900,357.02	0	-
	0.44%	0.37%	0.43%	0.41%	1.29%	1.21%	0.42%	0.31%	0.00%	0.00%

90 - 119	2	1,165,369.50	5	2,863,701.92	2	899,971.01	0	-	0	-
	0.44%	0.42%	1.08%	1.01%	0.43%	0.31%	0.00%	0.00%	0.00%	0.00%

120 - 149	3	1,688,781.80	2	899,582.47	0	-	0	-	0	-
	0.66%	0.60%	0.43%	0.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

150 - 179	2	899,191.38	0	-	0	-	0	-	0	-
	0.44%	0.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

180 - 269	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

270 - 359	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	17	10,025,447.95	15	8,106,828.91	14	7,475,769.66	11	5,997,954.58	9	4,763,048.35
	3.71%	3.58%	3.25%	2.86%	3.00%	2.60%	2.33%	2.06%	1.89%	1.63%

Group 1 - Historical Delinquency Information (continued)

Loan Status	5/25/2008		4/25/2008		3/25/2008		2/25/2008		1/25/2008
Total Bankruptcies	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Foreclosures	2	1,173,081.68	0	-	0	-	0	-	0	-
	0.44%	0.42%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total REOs	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total BK, FC & REO	2	1,173,081.68	0	-	0	-	0	-	0	-
	0.44%	0.42%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	19	11,198,529.63	15	8,106,828.91	14	7,475,769.66	11	5,997,954.58	9	4,763,048.35
	4.15%	4.00%	3.25%	2.86%	3.00%	2.60%	2.33%	2.06%	1.89%	1.63%

60+	11	5,966,812.52	9	4,929,402.35	8	4,378,897.29	2	900,357.02	0	-
	2.40%	2.13%	1.95%	1.74%	1.72%	1.53%	0.42%	0.31%	0.00%	0.00%

90+	9	4,926,424.36	7	3,763,284.39	2	899,971.01	0	-	0	-
	1.97%	1.76%	1.52%	1.33%	0.43%	0.31%	0.00%	0.00%	0.00%	0.00%

120+	7	3,761,054.86	2	899,582.47	0	-	0	-	0	-
	1.53%	1.34%	0.43%	0.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

150+	2	899,191.38	0	-	0	-	0	-	0	-
	0.44%	0.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

180+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

270+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Delinquency Trigger Event

	60+ Delinquency Average							2,695,911.53
	Passing Delinquency Trigger Test							YES

Realized Loss Detail

	Current Period Realized Losses							-
	Cumulative Realized Losses							-
	Total Liquidated Loan Balance							-
	Total Liquidated Proceeds							-
	Subsequent Recoveries							-
	Passing Cumulative Loss Test							YES
	Monthly Default Rate							0.00000%
	Conditional Default Rate							0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Available Funds

	Interest

	Scheduled Interest Collected								1,612,939.21
	Plus: Compensating Interest								4,057.88
	Less: Master Servicer Fee								42,785.29
	Less: Mortgage Loan Premiums								1,909.64
	Less: Excess Master Servicing Fee								-
	Total Interest Available								1,572,302.16

	Principal

	Scheduled Principal								184,692.83
	Paid in Full Principal								3,156,021.55
	Curtailment Principal								222,335.71
	Liquidation Principal								-
	Repurchased Principal								-
	Substitution Adjustment Principal								-
	Unanticipated Principal Recoveries								-
	Total Principal Available								3,563,050.09

	Other Amounts

	Prepayment Penalites								-
	Other Amounts								-
	Total Other Remittance Amounts								-

	Total Available Funds								5,135,352.25

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								5,135,352.25
	Corridor Contract Proceeds Needed								-
	Capitalized Interest								-
	Supplemental Loan Deposit								-
	Corridor Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Amounts Available								5,135,352.25

	Distribution Payments

	Trustee Fee								2,127.71
	Class Payments								5,133,224.54
	Total Payments								5,135,352.25

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposits								5,135,352.25
	Withdrawals								5,135,352.25
	Ending Balance								-

	Exchangeable Certificates Distribution
	Account

	Beginnning Balance								-
	Deposit								-
	Withdrawal								-
	Ending Balance								-

Senior Principal Distribution Amounts

	PO Principal Amounts

	Beginning PO Balance								3,687,199.43
	PO Scheduled Principal								2,181.51
	PO Prepayments & Recoveries								781.38
	PO Liquidation Principal								-
	PO Principal Loss								-
	Ending PO Balance								3,684,236.55

	NON-PO Principal Amounts

	Beginning Non-PO Balance								280,008,006.71
	Non-PO Scheduled Principal								182,511.32
	Non-PO Prepayments & Recoveries								3,377,575.88
	Non-PO Liquidation Principal								-
	Non-PO Principal Loss								-
	Ending Non-PO Balance								276,447,919.50

Principal Distribution Amounts

	Senior and Subordinate Percentages

	Senior Percentage Original								96.45548%
	Senior Prepayment Percentage Original								100.00000%
	Senior Percentage								96.26107%
	Senior Prepayment Percentage								100.00000%
	Subordinate Percentages								3.73893%
	Subordinate Prepayment Percentage								0.00000%

	Principal Distribution Amounts

	Senior Principal Distribution Amount								3,553,263.22
	Subordinate Principal Distribution Amount								6,823.98
	PO Principal Distribution Amount								2,962.89
	Total Principal Distribution Amount								3,563,050.09

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			289,492,372.20	269,669,663.79
Class A Percentage			96.499829%	96.265159%

Class M			5,100,000.00	5,081,706.23
Class M Percentage			1.700042%	1.814039%

Class B-1			2,250,000.00	2,241,929.22
Class B-1 Percentage			0.750018%	0.800311%

Class B-2			750,000.00	747,309.74
Class B-2 Percentage			0.250006%	0.266770%

Class B-3			1,200,000.00	1,195,695.58
Class B-3 Percentage			0.400010%	0.426833%

Class B-4			300,000.00	298,923.90
Class B-4 Percentage			0.100002%	0.106708%

Class B-5			900,156.00	896,927.18
Class B-5 Percentage			0.300059%	0.320180%

Class AR			100.00	-
Class AR Percentage			0.000033%	0.000000%

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	1	0.218	426,326.44	0.152
6.0	-	6.3	16	3.493	10,006,134.92	3.572
6.3	-	6.5	109	23.799	73,563,971.04	26.260
6.5	-	6.8	101	22.052	68,873,236.02	24.586
6.8	-	7.0	125	27.293	71,120,753.99	25.388
7.0	-	7.3	45	9.825	26,771,125.05	9.557
7.3	-	7.5	28	6.114	13,473,627.47	4.810
7.5	-	7.8	17	3.712	6,772,137.91	2.417
7.8	-	8.0	6	1.310	3,435,148.89	1.226
>		8.0	10	2.183	5,689,694.32	2.031
		Wgt Ave / Total:	458	100.000	280,132,156.05	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	3	0.655	213,969.48	0.076
75,000.00	-	100,000.00	4	0.873	354,904.30	0.127
100,000.00	-	125,000.00	3	0.655	338,707.71	0.121
125,000.00	-	150,000.00	7	1.528	973,085.58	0.347
150,000.00	-	175,000.00	6	1.310	976,192.31	0.348
175,000.00	-	200,000.00	4	0.873	758,746.47	0.271
200,000.00	-	225,000.00	7	1.528	1,489,247.89	0.532
225,000.00	-	250,000.00	7	1.528	1,687,144.53	0.602
250,000.00	-	275,000.00	4	0.873	1,040,900.82	0.372
275,000.00	-	300,000.00	3	0.655	894,524.60	0.319
300,000.00	-	325,000.00	8	1.747	2,513,841.57	0.897
325,000.00	-	350,000.00	6	1.310	1,983,989.27	0.708
350,000.00	-	375,000.00	12	2.620	4,343,128.79	1.550
375,000.00	-	400,000.00	6	1.310	2,313,008.42	0.826
400,000.00	-	425,000.00	10	2.183	4,119,388.59	1.471
425,000.00	-	450,000.00	11	2.402	4,830,926.48	1.725
450,000.00	-	475,000.00	15	3.275	6,975,800.37	2.490
475,000.00	-	500,000.00	26	5.677	12,712,905.95	4.538
500,000.00	-	525,000.00	30	6.550	15,433,915.44	5.510
525,000.00	-	550,000.00	28	6.114	15,073,256.79	5.381
550,000.00	-	575,000.00	20	4.367	11,232,283.21	4.010
575,000.00	-	600,000.00	42	9.170	24,827,710.43	8.863
600,000.00	-	625,000.00	25	5.459	15,308,858.32	5.465
625,000.00	-	650,000.00	29	6.332	18,623,416.21	6.648
650,000.00	-	675,000.00	10	2.183	6,649,622.44	2.374
675,000.00	-	700,000.00	13	2.838	8,921,790.38	3.185
700,000.00	-	725,000.00	7	1.528	5,006,036.69	1.787
725,000.00	-	750,000.00	14	3.057	10,359,973.06	3.698
750,000.00	-	775,000.00	8	1.747	6,123,334.89	2.186
775,000.00	-	800,000.00	10	2.183	7,892,674.00	2.817
>		800,000.00	80	17.467	86,158,871.06	30.757
		Wgt Ave / Total:	458	100.000	280,132,156.05	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	152	33.188	99,447,274.17	35.500
		FL	23	5.022	12,350,389.27	4.409
		AZ	16	3.493	8,967,245.01	3.201
		VA	15	3.275	8,176,999.26	2.919
		WA	21	4.585	12,693,639.73	4.531
		CO	12	2.620	7,158,597.67	2.555
		Others	219	47.817	131,338,010.94	46.884
		Wgt Ave / Total:	458	100.000	280,132,156.05	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	458	100.000	280,132,156.05	100.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	458	100.000	280,132,156.05	100.000